                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No._____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

[ ]  Preliminary Proxy Statement          [ ]  Confidential For Use of the
                                               Commission  Only (as permitted by
[X]  Definitive Proxy Statement                Rule 14a-6(e)(2))

[ ]  Soliciting Material Pursuant
     to Rule 14a-12



                                WELLCHOICE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


         Payment of Filing Fee (Check the appropriate box):

         [X]      No Fee required

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         (1) Amount Previously Paid:

--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

         (3) Filing Party:

--------------------------------------------------------------------------------

         (4) Date Filed:

--------------------------------------------------------------------------------

[graphic]                                            WELLCHOICE, INC.
                                                     11 West 42nd Street
                                                     New York, NY 10036
                                                     (212) 476-7800


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


Dear WellChoice Stockholder:

   On Wednesday, June 18, 2003, WellChoice, Inc. will hold its 2003 Annual Meeting of Stockholders at The Grand Hyatt New York, Park Avenue at East 42nd Street, New York, New York. The meeting will begin at 10:00 a.m.


   Only holders of our common stock and the holder of the one share of our Class B common stock as of the close of business on April 22, 2003 can vote at this meeting or any adjournments that may take place. A list of the stockholders entitled to vote at the meeting will be available for inspection for ten days preceding the meeting at WellChoice's headquarters, at 11 West 42nd Street, New York, New York 10036 and will be available for inspection at the meeting itself. At the meeting we will consider:


     1. Election of five Class I directors to serve until the 2006 Annual Meeting of Stockholders;

     2. Approval of the WellChoice, Inc. 2003 Omnibus Incentive Plan;

     3. Approval of the WellChoice, Inc. 2003 Employee Stock Purchase Plan;

     4. Ratification of the reappointment of Ernst & Young LLP as our independent auditors for 2003; and

     5. Any other business properly presented at the meeting.


   Your Board of Directors recommends that you vote in favor of proposals 1 through 4 above as further outlined in this proxy statement. This proxy statement also provides information relating to our Board and its committees, discusses our compensation practices and philosophy, and describes our Audit Committee's recommendation to the Board regarding our 2002 financial statements. We encourage you to read these materials carefully.

   Whether or not you expect to attend the meeting, we urge you to vote promptly.

   A proxy statement describing the matters to be considered at the meeting is attached to this notice.

   We have also enclosed a copy of our 2002 Annual Report to Stockholders.



                                   By Order of the Board of Directors,


                                   /s/ PETER LIRIA, JR.
                                   ----------------------------------
                                   Peter Liria, Jr.
                                   Corporate Secretary

April 25, 2003

                               TABLE OF CONTENTS


Proxy Statement ..........................................................     1

Questions and Answers ....................................................     1

Proposals On Which You May Vote ..........................................     5

Nominees for and Members of the Board of Directors .......................    16

Information Relating to the Board and Its Committees .....................    19

Compensation of Directors ................................................    20

Stock Ownership of Management ............................................    21

Stock Performance Graph ..................................................    22

Audit Committee Report ...................................................    23

Compensation Committee Report on Executive Compensation ..................    24

Executive Compensation ...................................................    27

Certain Relationships and Related Transactions ...........................    33

Section 16(a) Beneficial Ownership Reporting Compliance ..................    37

Exhibit A: WellChoice, Inc. 2003 Omnibus Incentive Plan ..................   A-1

Exhibit B: WellChoice, Inc. 2003 Employee Stock Purchase Plan ............   B-1

Exhibit C: WellChoice, Inc. Audit Committee Charter ......................   C-1

                                PROXY STATEMENT


   This proxy statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of WellChoice, Inc. to be voted at the Annual Meeting of Stockholders to be held at The Grand Hyatt New York, Park Avenue at East 42nd Street, New York, New York, on Wednesday, June 18, 2003 at 10:00 a.m. local time, and at any adjournments or postponements thereof.

   This proxy statement is dated April 25, 2003 and it is being first mailed to stockholders on or about April 30, 2003 together with the proxy card and a copy of WellChoice's 2002 Annual Report to Stockholders. For further information about WellChoice, please visit our website, www.wellchoice.com.

                             QUESTIONS AND ANSWERS

   The following questions and answers highlight selected information from this proxy statement and may not contain all the information that is important to you. We encourage you to read this entire document carefully.

   Except where context otherwise indicates, the terms "WellChoice," "Company," "we," "us" and "our" refer to WellChoice, Inc., a Delaware corporation.

   Our subsidiary, Empire HealthChoice Assurance is the for-profit successor of Empire HealthChoice, a not-for-profit corporation that converted to for-profit status in November 2002 under an amended plan of conversion approved by the New York State Superintendent of Insurance. Prior to the conversion, Empire HealthChoice was our parent company. When we refer to "HealthChoice" in this document, we mean Empire HealthChoice prior to the conversion and when we refer to "Empire," we mean Empire HealthChoice Assurance following the conversion.

1.   Q:   Who is entitled to vote?

     A: Stockholders as of the close of business on the record date, April 22, 2003, are entitled to vote at the Annual Meeting.

2.   Q:   What may I vote on?

     A:   At the meeting we will consider the following proposals:

          (1)  The election of five Class I directors;

          (2)  The approval of the WellChoice, Inc. 2003 Omnibus Incentive
               Plan;

          (3) The approval of the WellChoice, Inc. 2003 Employee Stock Purchase Plan; and

          (4) The ratification of the reappointment of Ernst & Young LLP as WellChoice's independent auditors for 2003.

          Each of these matters is discussed in further detail in the "Proposals On Which You May Vote" section of this proxy statement.

3.   Q:   How does the Board recommend I vote on the proposals?

     A: The Board recommends that you vote FOR each of the proposals listed in Question 2 above.

4.   Q:   How do I cast my vote?

     A: There are four different ways you may cast your vote this year. You may vote by:

          (1) marking, signing, dating, and mailing each proxy card or voting instruction card and returning it in the envelope provided. If you return your signed proxy or voting instruction card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the first four proposals; or

          (2) telephone, using the toll-free number listed on each vote instruction card (if your shares are held by a bank or broker); or

          (3) the Internet, at the address provided on each voting instruction card (if your shares are held by a bank or broker); or

          (4) attending the meeting (if your shares are registered directly in your name on WellChoice's books and not held through a broker, bank or other nominee).

          If you are the registered stockholder (that is, if you hold a paper certificate instead of holding shares electronically in your brokerage account), you cannot vote by telephone or electronically through the Internet because we have not instituted any mechanism for telephone or electronic voting.

          If your shares are held in "street name" (that is, if they are held in the name of a broker, bank or other nominee), you will receive instructions with your materials that you must follow in order to have your shares voted. Please check your voting instruction card to determine whether you will be able to vote by telephone or electronically.

5.   Q:   How do I revoke or change my vote?

     A:   To revoke or change your vote:

          (1) notify WellChoice's Corporate Secretary in writing at any time before the meeting;

          (2) submit a later dated proxy by mail or, if your shares are held in "street name," by mail, telephone or via the Internet; or

          (3) vote in person at the meeting (if your shares are registered directly in your name on WellChoice's books and not held through a broker, bank, or other nominee).

          The latest dated, properly completed proxy that you submit will count as your vote. If a vote has been recorded for your shares and you submit a proxy card that is not properly signed or dated, the previously recorded vote will stand.

6.   Q:   What shares are included on the proxy or voting instruction card(s)?

     A: The shares on your proxy or voting instruction card(s) represent those shares registered directly in your name.

7.   Q:   What does it mean if I get more than one proxy or voting instruction card?

     A: If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy or voting instruction cards you receive (or, if you hold your shares in street name, vote by telephone or the Internet) to ensure that all of your shares are voted.

8.   Q:   How many shares can vote?

     A: As of the April 22, 2003 record date, 83,490,477 shares of WellChoice common stock and one share of WellChoice Class B common stock were issued and outstanding. Every holder of common stock and Class B common stock is entitled to one vote for each share held as of the record date.

9.   Q:   What is a "quorum" and how are votes counted?

     A: A "quorum" is a majority of the outstanding shares at the close of business on the record date. The holders of shares may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. If you submit a timely, properly executed proxy or voting instruction card, then you will be considered part of the quorum even if you abstain from voting. If a quorum is present, the plurality vote of the total votes cast by the holders of common stock and the holder of the one share of Class B common stock is required to elect the five Class I Directors. The approval of the 2003 Omnibus Incentive Plan, the 2003 Employee Stock Purchase Plan and the ratification of the reappointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2003 will require the affirmative vote of a majority of the total votes cast on the proposal.

          Abstentions: Abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. Abstentions and withheld votes are counted as shares present for quorum purposes.

          Broker Non-Votes: Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder and
          (2) the broker lacks the authority to vote the shares at his/her discretion. Broker non-votes are counted as shares present for quorum purposes, but do not count as votes FOR or AGAINST a proposal.

10.  Q:   How will voting on any other business be conducted?

     A: Although we do not know of any business to be considered at the 2003 Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy or voting instruction card, or your authenticated Internet or telephone proxy gives authority to Michael A. Stocker, M.D., WellChoice's Chief Executive Officer and President, John Remshard, WellChoice's Senior Vice President and Chief Financial Officer, and Linda V. Tiano, WellChoice's Senior Vice President and General Counsel, to vote on such matters at their discretion.

11.  Q:   Does any stockholder own more than 5% of WellChoice's Common Stock?

     A: Yes. As of December 31, 2002, the following stockholder reported the following ownership of WellChoice's common stock:


                                                                           Percent of
                                                                          Outstanding
      Stockholder Name and Address                             Shares        Shares
      ----------------------------                           ----------   -----------
      New York Public Asset Fund .........................    61,076,903(1)    73.2%
        c/o LeBoeuf, Lamb, Greene & MacRae, L.L.P.
         125 West 55th Street
         New York, New York 10019-5389
         Attn: Alexander M. Dye

---------------
(1) Based upon its Schedule 13G filed on February 14, 2003, The New York Public Asset Fund, or the Fund, is the record owner of 4,174,521 of such shares of common stock, and The Bank of New York, as Trustee, under the Voting Trust and Divestiture Agreement dated November 7, 2002 by and among WellChoice, the Fund and the Trustee, is the record owner of 56,902,382 of such shares of common stock, which it holds for the benefit of the Fund. The Fund also owns one share of our Class B common stock.

          Our certificate of incorporation contains ownership limitations that are required under the terms of our license agreements with the Blue Cross and Blue Shield Association. The Blue Cross and Blue Shield Association ownership limits restrict "beneficial ownership" of our voting capital stock to less than 10% for "institutional investors" and less than 5% for "noninstitutional investors," as those terms are defined in our certificate of incorporation. In addition, no person may beneficially own shares of our common stock or other equity securities, or a combination thereof, representing a 20% or more ownership interest, whether voting or non-voting, in our Company. The Blue Cross and Blue Shield Association agreed to waive the ownership limitations for the Fund, because the Fund agreed to the terms of the voting trust and divestiture agreement described below under "Certain Relationships and Related Transactions--The Fund and the Foundation." An independent majority of our Board of Directors has the right to change the percentage ownership limits with the prior approval of the Blue Cross and Blue Shield Association. Otherwise, this provision in our certificate of incorporation cannot be changed without the vote of holders of at least 75% of our common stock voting as a single class.

12.  Q:   How does the Fund vote its shares on the various proposals?

     A: 56,902,382 shares of the Fund's shares of our common stock, which will equal approximately 68.2% of the outstanding shares of our common stock at the record date, are held in a voting trust. The trustee of the voting trust has agreed with us that the shares subject to the voting trust will be present for quorum purposes and has agreed to vote those shares as follows:

          o FOR the nominees for director approved by a majority of the independent members of our Board.

          o Regarding the proposals to approve the WellChoice, Inc. 2003 Omnibus Incentive Plan and the WellChoice, Inc. 2003 Employee Stock Purchase Plan, in the same proportions as the shares voted by all holders of our common stock, other than the voting trust, the Fund and directors, officers, trustees of any of our employee benefit plans and any such plans of affiliates of our Company.

          o FOR ratification of the reappointment of Ernst & Young LLP as our auditors for 2003 as recommended by a majority of the independent members of our Board.

          The Fund may vote the 4,174,521 shares of common stock owned by it which are not subject to the voting trust in its discretion.

13.  Q:   When are the stockholder proposals for the 2004 Annual Meeting due?

     A: Stockholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2004 Annual Meeting of Stockholders must submit their proposals in writing to the Corporate Secretary, WellChoice, Inc., 11 West 42nd Street, New York, New York 10036 on or before December 31, 2003. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

          Stockholders who wish to make a proposal for inclusion in the company's proxy materials relating to its 2004 Annual Meeting, other than pursuant to the SEC's Rule 14a-8, must comply with advance notice and eligibility requirements contained in the Company's Bylaws, including the requirement that the stockholder be a record holder on the record date for determining stockholders entitled to receive notice of and to vote at the 2004 Annual Meeting. For business to be properly brought before an annual meeting by a stockholder in such instance, the stockholder must have the legal right and authority to make the proposal for consideration at the meeting. In order to be timely, a stockholder's written notice must be delivered to the Corporate Secretary at the address in the above paragraph not less than 90 days nor more than 120 days prior to the first anniversary of this Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than February 19, 2004 and no later than March 20, 2004.

          However, if the date of our 2004 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of this meeting (i.e., before May 19, 2004 or after August 17, 2004), a written notice of a stockholder proposal will be considered timely if delivered on or prior to the 10th day following the date on which we publicly announce the date of the 2004 Annual Meeting. Also, if the number of directors to be elected to the Board of Directors is increased and we do not make a public announcement which names all of the nominees for director or which specifies the size of the increased Board of Directors on or before March 11, 2004, written notice of the nomination by a stockholder of candidate(s) for election to the expanded positions must be received not later than the 10th day following the day on which we make the public announcement of the additional nominees or the increase in the number of directors to be elected. Any proposals received after these dates will be considered untimely and may be excluded from the proxy materials. The specific requirements of these advance notice and eligibility provisions are set forth in Sections 2.14, 2.15 and
          3.4 of the Company's Bylaws, a copy of which is available upon request. Such request should be sent to the Secretary of the Company at its principal executive offices at the address above.

14.  Q:   How may this proxy be solicited and who is bearing the cost of this proxy solicitation?

     A: Proxies may be solicited on behalf of the Board by mail, telephone and telecopy or in person and the Company will pay the solicitation costs, which include the cost of printing and the distribution of proxy materials and the solicitation of votes. Directors, officers and regular employees of the Company may solicit proxies by such methods without additional compensation. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

                        PROPOSALS ON WHICH YOU MAY VOTE


1. Election of Directors

   Under our Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes of directors (Classes I, II and III), each of which has a three-year term. The Class I Directors have a term that expires at this Annual Meeting, the Class II Directors have a term expiring at the 2004 Annual Meeting of Stockholders, and the Class III Directors have a term expiring at the 2005 Annual Meeting of Stockholders. Members of the Board of Directors are elected at the annual meeting of stockholders to serve for a term of three years or until their successors have been elected and qualified, subject to prior death, resignation, retirement or removal from office. The election of directors is by plurality vote.

   Our Certificate of Incorporation provides that the number of directors will be fixed from time to time exclusively by an "independent board majority," but shall consist of not more than 19 nor less than five directors. Our Board of Directors currently has 15 members.

   "Independent board majority" means a group of directors comprised of (1) a majority of all directors who qualify as independent directors (as that term is defined in our Certificate of Incorporation) at the time of such determination, and (2) a majority of all directors at the time of such determination.

   Only the independent board majority is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. Directors will only be removable for cause upon approval by an affirmative vote of the holders of at least 75% of the shares entitled to vote at an election of directors. In addition, pursuant to the New York insurance laws, members of our Board of Directors are subject to the review of the Superintendent of Insurance, who is authorized to remove any director if he or she is deemed untrustworthy.

   In addition, upon reaching the age of 72, an incumbent director will no longer be eligible for renomination by our Board of Directors to serve for an additional term, provided that any such director may continue to serve for the remainder of his or her current term. Furthermore, any person who, if elected to the Board of Directors, would be 72 years or older at the time of such election, will not be eligible for nomination by our Board of Directors or stockholders.

   Our Class I directors, Michael A. Stocker, M.D., William T. Lee, Robert R. McMillan, Veronica C. Santilli, M.D., and John E. Zuccotti, have terms expiring on the date of this Meeting.

   Our Class II directors, Philip Briggs, Robert D. Paul, Faye Wattleton, Stephen Scheidt, M.D., and Edward J. Malloy, have terms expiring on the date of the 2004 Annual Meeting of Stockholders.

   Our Class III directors, Messrs. John F. McGillicuddy, Frederick O. Terrell, John R. Gunn, Hermes L. Ames, III, and Louis R. Tomson have terms expiring on the date of the 2005 Annual Meeting of Stockholders.

   Our certificate of incorporation requires that a majority of the members of the whole Board be "independent directors," as that term is defined in the certificate of incorporation. As part of our plan of conversion and under the terms of our voting trust and divestiture agreement with the Fund, we have agreed that at least 71% of our Board members will be independent (as defined in the proposed requirements of the New York Stock Exchange as submitted to the Securities and Exchange Commission on August 16, 2002, or as may subsequently be adopted) until no earlier than November 7, 2008. As contemplated by the plan of conversion, Mr. Lee and Dr. Santilli, our two non-independent Board members whose terms will expire at this meeting, are not standing for reelection and we have nominated Peter Hutchings and Susan L. Malley, Ph.D, two independent directors for election in their place.

   The nominees for election as Class I directors are: Dr. Stocker, Mr. McMillan, Mr. Zuccotti, Mr. Hutchings and Dr. Malley. Dr. Stocker and Messrs. McMillan and Zuccotti currently serve on the Board. Detailed information on each nominee is provided on page 16 and additional information regarding the Board of Directors is provided on pages 17-21, 23, 36 and 37 and Exhibit C. In the event any nominee should become unavailable for election for any presently unforeseen reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the independent board majority.

   If the Board's nominees for Class I directors are elected, 13 of our directors, or 87% of the 15 Board members, will be "independent," as determined by the independent board majority as that term is defined in our certificate of incorporation as well as based upon the proposed New York Stock Exchange requirements as submitted to the Commission on August 16, 2002. Dr. Stocker and Mr. Gunn would be the only non-independent directors. The New York Stock Exchange has recently revised and resubmitted to the Commission its proposed definition of "independence," and under this revised definition, if the Board's nominees for Class I directors are elected, more than 71% of our Board members would be independent.

   If a quorum is present, a plurality vote of the total votes cast by the holders of common stock is required to elect the five (5) Class I Directors.

   The Independent Board Majority of your Board of Directors unanimously recommends a vote FOR each of these directors.

2. Approval of the Wellchoice, Inc. 2003 Omnibus Incentive Plan

General

   On March 26, 2003, the Board of Directors adopted the 2003 Omnibus Incentive Plan, or the Incentive Plan, subject to stockholder approval. The Incentive Plan provides for the grant of cash awards, stock options and other stock-based awards to employees, officers, and non-employee directors as determined by a Compensation Committee or such other committee of directors designated by the Board of Directors to administer the Incentive Plan.

Summary

   The following summary of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached to this proxy statement as Exhibit A.

   o Purpose. The purpose of the Incentive Plan is to promote the interests of WellChoice and its stockholders by aiding WellChoice in attracting, retaining, motivating and rewarding highly competent persons who are officers, key employees and non-employee directors by providing them with incentives to enter into and continue in the employ or service of the Company and to acquire a proprietary interest in the long-term success of the Company.

     Under our plan of conversion, we agreed that we would not make any grants of stock awards, stock options or any other securities to employees or directors prior to the first anniversary of the Company's initial public offering. Therefore, the earliest date on which grants of options or other securities may be made under this Incentive Plan, or any other plan, is November 7, 2003.

   o Shares Eligible. The maximum number of shares of common stock that may be issued under the Incentive Plan is 6,250,000.

     The maximum number of shares of common stock that may be granted as restricted stock awards or restricted stock units and that vest or otherwise become non-forfeitable by participants during the term of the Incentive Plan is 1,875,000 shares. The maximum number of shares of common stock that may be granted to all non-employee directors under the Incentive Plan is 500,000.

     Any shares of common stock subject to a stock option or stock appreciation right that for any reason is cancelled or terminated without having been exercised, any shares subject to restricted stock awards, restricted stock units or performance-based awards that are forfeited, any shares delivered to the Company as part or full payment for the exercise or purchase price of a stock option, stock appreciation right or restricted stock award or to satisfy a tax obligation, or any shares subject to awards settled in cash shall again be available for Benefits (as defined below) under the Incentive Plan. In addition, any shares repurchased by the Company with option proceeds on the open market or in a private transaction in which the Company is a party shall again be available for Benefits, subject to certain conditions contained in the Incentive Plan.

     The Incentive Plan also imposes certain additional aggregate and individual maximums:

   o The number of shares of common stock that may be granted as stock options and stock appreciation rights to an individual participant in any calendar year shall not exceed 300,000.

   o The number of shares of common stock that may be granted as restricted stock awards or restricted stock units to an individual participant in any calendar year shall not exceed 100,000.

   o The maximum amount of any performance-based award containing a performance period of more than one year, payable or distributable to any participant who is a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, whether in cash, shares or other property shall be the lesser of (i) $3 million multiplied by the number of years in the performance period governing such award, and
     (ii) $10 million.

   o The maximum amount of any performance-based award containing a performance period of one year, payable or distributable to any "covered employee" whether in cash, shares or other property shall be $5 million.

   o The number of shares of common stock that may be granted under awards to any individual non-employee director during the term of the Incentive Plan in any calendar year shall not exceed 10,000.

   o No participant may receive a Benefit under the Incentive Plan, if immediately after the receipt of such Benefit, the participant would "beneficially own" more than 5% of the issued and outstanding "capital stock" of the Company (as those terms are defined in our Certificate of Incorporation).

   o All of the maximum share amounts discussed above are subject to adjustment in circumstances set forth in the Incentive Plan.

   o Administration. The Incentive Plan provides for administration by the Company's Compensation Committee or such other committee appointed by the Board from among its members which shall be comprised, unless otherwise determined by the Board, of at least two members who are both (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b) (3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and (ii) "outside directors" within the meaning of Treasury Regulation section 1.162-27(e) (3) under Section 162(m) of the Code. Our Compensation Committee currently consists of John
     F. McGillicuddy, Edward J. Malloy, Robert D. Paul and Faye Wattleton.

     Benefits granted under the Incentive Plan will be evidenced by agreements that may provide additional terms and conditions associated with such Benefits, as determined by the Compensation Committee.

   o Eligibility to Participate. Officers, key employees and non-employee directors of the Company or any of its subsidiaries and affiliates that the Compensation Committee determines are significantly responsible for the success and growth of the Company are eligible to participate in the Incentive Plan. The selection of participants from this group is within the discretion of the Compensation Committee. The estimated number of officers and key employees who are expected to participate in the Incentive Plan is 300.

   o Types of Benefits. The Incentive Plan provides for the grant of any or all of the following types of benefits, referred to as "Benefits": (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock awards; (4) restricted stock units; and (5) cash awards. Benefits may be granted singly, in combination, or in tandem. Restricted stock awards, restricted stock units and cash awards may constitute performance-based awards, as described below. The Benefits that will be received by or allocated to participants under the Incentive Plan are not determinable at this time.

   o Stock Options. The Compensation Committee may grant awards in the form of options to purchase shares of common stock. Options may either be incentive stock options, qualifying for special tax treatment, or non-qualified options that do not constitute incentive stock options under the Code or both types. The Compensation Committee will determine the number of shares subject to each stock option, the manner and time of the option's exercise and vesting (subject to minimum vesting provisions described below), and the exercise price per share of stock subject to the option. The exercise price will not be less than 100% of the fair market value of the common stock, as defined in the Incentive Plan, on the date the stock option is granted. The exercise price may be paid in cash or, in the discretion of the Compensation Committee, by the delivery of shares of common stock then owned by the participant (provided such shares, if issued upon the exercise of an option or other Benefit granted by the Company, have been held for at least six months), by the withholding of shares of common stock for which a stock option is exercisable, or by a combination of these methods. No stock option is exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period may be extended for up to one year after the participant's death.

   o Stock Appreciation Rights or SARs. The Compensation Committee may grant an SAR either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment, in cash, common stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of common stock on the date the right is exercised over (y) the Fair Market Value of the shares, or other specified amount of such shares of common stock on the date the right is granted, all as determined by the Compensation Committee. SARs granted under the Incentive Plan are subject to terms and conditions, including vesting and duration that are similar to those imposed on stock options, and each SAR is subject to such terms and conditions as the Compensation Committee shall impose from time to time.

   o Restricted Stock Awards. The Compensation Committee may grant restricted stock awards consisting of common stock issued or transferred to participants with or without payment therefor. Restricted Stock Awards may be subject to such terms and conditions as the Compensation Committee determines appropriate, including, without limitation, vesting (subject to minimum vesting provisions summarized below), restrictions on transfer, the right of the Company to reacquire such shares for no consideration, and waivers by participants of the right to vote or to receive any dividend or other right or property with respect thereto, and may constitute performance-based awards, as described below. Restricted stock awards will specify whether the participant will have, with respect to the shares of common stock subject to a restricted stock award, all of the rights of a holder of shares of common stock, including the right to receive dividends and to vote the shares.

   o Restricted Stock Units. The Compensation Committee may grant restricted stock units to participants, which may constitute performance-based awards. A "Stock Unit" is a notional account representing one share of common stock. The Compensation Committee determines the criteria for the vesting of restricted stock units (subject to minimum vesting provisions summarized below), transfer restrictions, forfeiture and waivers by participants of the right to vote or receive dividends and whether a participant granted a restricted stock unit shall be entitled to "dividend equivalent rights" (as defined in the Incentive Plan). Upon vesting of a restricted stock unit, unless applicable law provides otherwise or the Compensation Committee has determined payment is not required, shares of common stock representing the restricted stock units will be distributed to the participant (unless the Compensation Committee provides for the payment of the restricted stock units in cash equal to the value of the shares of common stock which would otherwise be distributed to the participant).

   o Minimum Vesting Period. If the vesting of a Benefit is not linked to any of the business criteria relating to performance-based awards, then no portion of such Benefit may vest earlier than one (1) year following the date of grant, except that the Compensation Committee may provide for the acceleration of vesting upon or immediately prior to the occurrence of a Change in Control (as defined in the Incentive Plan).

   o Cash Awards. The Incentive Plan permits the Compensation Committee, in its discretion, to grant awards to be settled solely in cash. These awards may be subject to terms and conditions, including vesting, as the Compensation Committee determines and may constitute Performance-Based Awards, as described below.

   o Performance-Based Awards. Benefits granted under the Incentive Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption to Section 162(m) of the Code, or Performance-Based Awards. As determined by the Compensation Committee either the grant or vesting of such Performance-Based Awards will be based upon achievement of hurdle rates and/or growth rates in one or more of the following business criteria that apply to individual participants, one or more business units or the Company as a whole: (i) earnings; (ii) earnings per share; (iii) market share; (iv) operating profit; (v) operating margin; (vi) return on equity; (vii) return on assets; (viii) total return to stockholders; (ix) revenues; (x) cash flows, (xi) membership; (xii) member satisfaction; (xiii) technology improvements;
     (xiv) claims handling; and (xv) return on investment capital. In addition, performance-based awards may include comparisons to the performance of other companies measured by one or more of the foregoing criteria.

     Performance-Based Awards may be settled in cash, shares of common stock or a combination thereof and may be deferred and paid in installments or a lump sum as the Compensation Committee determines. Annual bonuses under the Company's Annual Executive Incentive Compensation Plan for senior executive officers and bonuses to other employees as well as awards made under the long term incentive plan to senior executive officers and awards to other employees to be settled in (or measured by reference to) shares of common stock are designated as Performance- Based Awards and will be settled under the Incentive Plan.

   o Other Terms. No Compensation Committee member will make discretionary decisions that affect his or her own Benefit unless the decision applies uniformly to similarly situated non-employee director participants.

     The Incentive Plan provides that Benefits granted under the Incentive Plan (other than vested restricted stock awards or cash awards) may not be transferable except by will or the laws of descent and distribution. In the event of a participant's death, his or her stock options or stock appreciation rights will be exercisable during a period that is specified by the Compensation Committee at the time of grant. The Compensation Committee determines the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement. Except with respect to incentive stock options, the Compensation Committee may permit a Benefit to be transferred by a participant to certain members of the participant's immediate family or trusts for the benefit of such persons or other entities owned by such person.

     The Incentive Plan shall terminate ten years following the date of shareholder approval of the Incentive Plan, and no Benefit may be granted after such termination date. The Compensation Committee reserves the right to amend, suspend or terminate the Incentive Plan at any time. However, no amendment may be made without approval of the stockholders of the Company if the amendment will: (1) disqualify any incentive stock options granted under the Plan; (2) increase the aggregate number of shares of common stock that may be delivered through stock options under the Incentive Plan; (3) increase the maximum amounts which can be paid to an individual participant under the Incentive Plan; (4) permit the Compensation Committee to grant stock options with a per share exercise price less than Fair Market Value on the date of grant; (5) change the types of business criteria on which Performance-Based Awards are to be based under the Incentive Plan; (6) permit the Compensation Committee to re-price, substitute, replace or buy out stock options or stock appreciation rights with an exercise price or grant price less than the Fair Market Value of the common stock underlying such stock option or stock appreciation right; (7) modify the requirements as to eligibility for participation in the Incentive Plan; or (8) take any action which would otherwise require shareholder approval under the rules of the New York Stock Exchange or applicable law.

   o Equitable Adjustment. The Incentive Plan contains provisions for equitable adjustment of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin off, combination of shares, exchange of shares, dividend in kind or other similar change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company.

   o Change in Control. If there is a Change in Control (as defined in the Incentive Plan) of the Company, unless otherwise determined by the Compensation Committee at the time of the grant,

      o all outstanding Benefits, other than those designed to qualify as performance-based awards, will become immediately exercisable and vested and all deferrals and restrictions with respect to the Benefits will lapse unless they are converted, assumed or replaced by a successor. If the Benefits are not converted, assumed or replaced by a successor, they will be subject to the terms of any agreement effecting the Change in Control, which may provide that outstanding stock options and stock appreciation rights will terminate within a specified number of days after notice is provided and that the holder will receive, with respect to each share of common stock subject to a stock option or stock appreciation right, an amount equal to the excess of the Fair Market Value of the shares of common stock immediately prior to the Change in Control over the exercise price per share underlying such option or right.

      o If following the Change in Control, a participant's Benefits (other than Benefits designed to qualify as performance-based awards) are converted, assumed or replaced by a successor and within 24 months following the Change in Control, the participant's employment with the Company or its successor is terminated "without cause," or by the participant for "good reason," as these terms are defined in the Incentive Plan, referred to as a Post-Change in Control Termination, then the unvested portion of the Benefits will become fully exercisable and vested on the termination date and all deferrals and restrictions on any such Benefits shall lapse. If the Company is not the surviving corporation to any Change in Control, performance-based awards will be equitably adjusted, as appropriate. If within 24 months after a Change in Control, a participant becomes subject to a Post-Change in Control Termination, the Company (or its successor) will pay the participant accrued Performance-Based Awards (as defined above) and other "performance-type awards" that do not qualify as "performance based awards" for periods ending prior to the termination date and a pro-rata Performance-Based Award and other performance-type awards for any uncompleted performance periods.

Certain Federal Income Tax Consequences

   The statements in the following paragraphs of the principal U.S. federal income tax consequences of Benefits under the Incentive Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex, and the discussion below represents only a general summary.

   o Incentive Stock Options. Incentive stock options, or ISOs, granted under the Incentive Plan are intended to meet the definitional requirements of
     Section 422(b) of the Code for "incentive stock options." The Company is not eligible for a federal income deduction upon the grant or exercise of an ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the optionee's particular tax situation, does not apply and (ii) the optionee is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three month period is extended to one year) or death (where this requirement does not apply). If an optionee who is a former employee exercises an ISO after the periods referred to in clause
     (ii) above, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights."

     If an optionee who exercises an ISO does not hold the purchased shares for the applicable holding period (generally two years from the date of grant and one year from the date of exercise), the disposition of shares is treated as a "disqualifying disposition" and the Company is eligible for a deduction equal to the excess of the Fair Market Value of the shares at the time the ISO was exercised over the exercise price, provided such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the

     Code (discussed below) do not apply. If shares are held for the applicable holding period, the optionee recognizes a capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price.

   o Non-Qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options, or NSOs, granted under the Incentive Plan are options that do not qualify as ISOs. The Company is not eligible for a federal income deduction upon the grant of an NSO or SAR. The Company will receive a federal income tax deduction upon exercise of an NSO or SAR in an amount equal to the excess of the Fair Market Value of the shares of common stock subject to the NSO or SAR at the time of exercise over the exercise price (or, in the case of an SAR, the Fair Market Value of common stock subject to the SAR on the date of grant), provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

   o Other Awards. With respect to other Benefits under the Incentive Plan that are settled either in cash or in shares of common stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the recipient, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply. Employees generally will recognize ordinary income equal to the amount of cash or the Fair Market Value of the common stock received. With respect to Benefits under the Incentive Plan that are settled in shares of common stock that are restricted to transferability and subject to a substantial risk of forfeiture - absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award, referred to as a Section 83(b) election - an individual will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or
     (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the Fair Market Value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the Fair Market Value of the common stock as of that date over the price paid for such award, if any.

   o Change in Control -- 280G. In general, if the total amount of payments to an individual that are contingent upon a "change in ownership or control" of the Company (as defined in Section 280G of the Code), which could include payments under the Incentive Plan that vest upon a Change in Control, equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

   o Certain Limitations on Deductibility of Executive Compensation --
     162(m). With certain exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation provided that stockholders in a separate vote have approved such compensation and certain other requirements are met. If the Incentive Plan is approved by its stockholders, the Company believes that stock options, SARs and Performance-Based Awards granted under the Incentive Plan should qualify for the performance-based compensation exception to Section 162(m) of the Code provided that such grants are made by the Compensation Committee, consisting solely of not less than two "outside directors" within the meaning of Section 162(m) of the Code.

Other Information

   The closing price of a share of common stock on April 14, 2003 was $22.05 per share.

   The affirmative vote of a majority of the total votes cast on the proposal will be required for approval of the Incentive Plan. If stockholders do not approve the Incentive Plan, the Company will reconsider the alternatives available with respect to the compensation of officers, key employees and non-employee directors of the Company.

   Your Board of Directors unanimously recommends a vote FOR the approval of the WellChoice, Inc. 2003 Omnibus Incentive Plan.

3. Approval of Wellchoice, Inc.'s 2003 Employee Stock Purchase Plan

   o General. On March 26, 2003, the Board of Directors approved the Company's 2003 Employee Stock Purchase Plan, or the Purchase Plan, which will become effective on January 1, 2004 subject to stockholder approval, under which 3,000,000 shares of the Company's common stock are available for issuance.

   o Summary. The following summary of the Purchase Plan is qualified in its entirety by reference to the text of the Purchase Plan, a copy of which is attached to this proxy statement as Exhibit B.

     The purpose of the Purchase Plan is to provide eligible employees with an opportunity to share in the ownership of the Company through regular and systematic purchases of its common stock and, thus, to develop a stronger incentive to work for the continued success of the Company. The Purchase Plan is an "employee stock purchase plan" under Section 423 of the Code but is not intended to be subject to Section 401(a) of the Code or the Employee Retirement Income Security Act of 1974.

   o Administration. The Purchase Plan will be administered by a committee as determined by the Company, referred to as the Committee. Subject to the provisions of the Purchase Plan, the Committee will interpret and apply the provisions of the Purchase Plan in its good faith discretion to make such uniform rules as may be necessary to carry out its provisions. The Committee's decisions will be final and binding.

   o Eligibility and Number of Shares. Up to 3,000,000 shares of common stock of the Company will be available for distribution under the Purchase Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding common stock. Shares delivered pursuant to the Purchase Plan may be acquired by purchase for the accounts of participants on the open market at the prevailing market price, by direct issuance from the Company (whether newly issued, unissued or treasury shares) or by any combination thereof.

     The total number of shares of common stock purchasable under the Purchase Plan in any calendar year shall not exceed .075% of the shares of common stock outstanding at the end of such calendar year.

     Any employee of the Company or, subject to approval by the Board of Directors, subsidiary corporations of the Company, will be eligible to participate in the Purchase Plan for any offering period (as defined below) so long as, on the first day of such offering period, such person is (1) an employee of the Company or a Board-approved subsidiary and (2) scheduled to work more than five (5) months per year for the Company or any such subsidiary. "Offering Period" means each six-month period beginning on January 1 and July 1 of each calendar year beginning on January 1, 2004 and such other periods as the Committee may determine, provided no such period extends beyond 27 months.

     No employee shall be permitted to purchase shares under the Purchase Plan if immediately after such purchase, such employee would beneficially own more than 5% of the issued and outstanding capital stock of the Company, the terms "beneficially own" and "capital stock" having the meanings ascribed to them in our Certificate of Incorporation. In addition, no employee may participate in the Purchase Plan if such employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

     The Company currently has approximately 5,500 employees who would be eligible to participate in the Purchase Plan.

   o Participation. An eligible employee who elects to participate in the purchase plan may authorize the Company to make payroll deductions of a specified dollar amount or percentage of the employee's gross cash compensation as defined in the Purchase Plan. A participant may increase or decrease his or her payroll deduction once during an offering period, and may at any time during an offering period, direct the Company to make no further deductions, as set forth in greater detail in the Purchase Plan. A participant may also elect to withdraw from the Purchase Plan at any time before the end of an offering period.

     Amounts withheld under the Purchase Plan will be held by the Company or any custodian selected by the Committee for the participant's benefit and may be commingled with the Company's general assets. No interest will be credited to a participant for amounts withheld.

   o Purchase of Stock. As of the last day of each offering period, the amounts withheld for a participant in the Purchase Plan will be used to purchase whole shares of common stock of the Company at a price per share equal to the 85% of the lesser of the fair market value (as defined in the Purchase Plan) of a share of common stock on the first or last day of the offering period. All amounts so withheld will be used to purchase the number of shares of common stock that can be purchased with such amounts at such price. If some or all of such shares are acquired for the accounts of participants on the open market, all expenses necessary to permit such purchases (including brokerage fees and expenses) will be paid from the participants' payroll deductions. No more than $25,000 in fair market value (determined on the first day of the respective offering periods) of shares of common stock may be purchased under the Purchase Plan of the Company and any subsidiary corporation of the Company by any participant for each calendar year.

     If purchases by all participants would exceed the number of shares of common stock available for purchase under the Purchase Plan in any six-month offering period, each participant will be allocated an equitable pro rata portion of such available shares.

   o Holding Period for Certain Participants. Officers of the Company or its subsidiaries who are subject to Section 16 of the Exchange Act (and such other participants as are designated by the Committee in its discretion) must hold any shares of stock acquired under the Purchase Plan for at least two years, or such shorter period as permitted under the Exchange Act or by the Board of Directors, before selling or otherwise disposing of the shares. This restriction will not apply to transfers by a participant to his or her spouse, siblings, parents, children or grandchildren or trusts for the benefit of these people, or designated entities that are solely owned by such persons, subject to the holding period restriction applicable to the participant.

   o Death, Disability, Retirement or Other Termination of Employment. If a participant's employment is terminated prior to the end of an offering period or a person's participation in the Purchase Plan is terminated prior to the expiration of all offerings thereunder for any reason, including death, permanent disability, or retirement, all contributions and shares credited to the participant's account will be disbursed to, and as directed by, the participant in accordance with the Purchase Plan, without interest.

   o Rights Not Transferable. The rights of a participant under the Purchase Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned, surrendered or transferred in any manner other than by will or the laws of descent and distribution.

   o Amendment or Modification. The Board may at any time terminate or amend the Purchase Plan in any respect, including, but not limited to, terminating the Purchase Plan prior to the end of an offering period or reducing the term of an offering period; provided the number of shares subject to purchase under the Purchase Plan may not be increased without approval of the Company's stockholders.

   o Mergers and Other Transactions. If the Company is a party to the sale of substantially all of its assets, merger or consolidation, outstanding stock options under the Purchase Plan will be subject to the agreement of sale, merger, or consolidation, which may affect the continuation or assumption of outstanding options, cause cancellation of such options, or otherwise affect the terms of the Purchase Plan.

   o Termination. The Purchase Plan shall terminate at the earliest to occur of: the 10th anniversary following stockholder approval of the Purchase Plan; the date the Board acts to terminate the Purchase Plan; and the date when the total number of shares of common stock to be offered under the Purchase Plan have been purchased.

   o Federal Tax Considerations. The Purchase Plan is intended to satisfy the requirements of Section 423 of the Code. Payroll deductions under the Purchase Plan will be made after taxes. When shares are purchased by participants under the Purchase Plan, the Company will not be eligible for a tax deduction, even when the purchase price is less than the fair market value of shares on the date of the purchase. However, if shares are not held by participants for the statutory holding period (generally, two years from the first day of the offering period and one year from the date the shares are purchased), a "disqualifying disposition" occurs which will entitle the Company to deduct (and require the participants to recognize as ordinary income) the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price paid by the participant or (ii) the excess of the fair market value of the shares on the first day of the Offering Period over the purchase price paid by the participant.

     Participants will have a basis in their shares equal to the purchase price of their shares plus any amount that must be treated as ordinary income at the time of disposition of the shares. Any additional gain or loss realized on the disposition of shares acquired under the Purchase Plan will be capital gain or loss.

   The affirmative vote of a majority of the total votes cast on the proposal will be required for approval of the Purchase Plan.

   The Board of Directors unanimously recommends that stockholders vote FOR the approval of the Purchase Plan.

4. Ratification of the Reappointment of Ernst & Young LLP as Independent Auditors for 2003

   The Audit Committee has recommended, and the Board has approved, the reappointment of Ernst & Young LLP as our independent auditors for 2003 subject to your approval. Ernst & Young LLP has served as our independent auditors since 1993. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions. They also may make a statement. The work performed by Ernst & Young LLP during 2001 and 2002 and the related fees and expenses are set forth below.

   The Audit Committee pre-approves each audit and non-audit service rendered by Ernst & Young LLP to WellChoice.

 a. Audit Fees

   During 2002, Ernst & Young LLP provided audit services to WellChoice consisting of the audit of our 2002 consolidated financial statements, an audit of WellChoice's consolidated financial statements for the six-months ended June 30, 2002 of WellChoice in connection with the Company's initial public offering, services relating to the initial public offering process, including review of the registration statement, the delivery of a "comfort" letter to the underwriters of the initial public offering and related matters, reviews of our interim consolidated financial statements during 2002, compliance reviews and tax financial reporting assistance.

   During 2001, Ernst & Young LLP provided audit services to us consisting of the audit of our 2001 consolidated financial statements.

 b. Audit-Related Fees

   During 2002, Ernst & Young LLP provided various audit-related services to WellChoice's subsidiaries, including an audit of separate financial statements of a subsidiary and our pension plans and advice with respect to various insurance regulatory matters.

   During 2001, Ernst & Young LLP also provided audit-related services to our subsidiaries, including assistance in compiling data necessary for a third party accreditation of our health insurance business.

 c. Tax Fees

   During 2002, Ernst & Young LLP provided various tax services, including preparation and processing of an IRS private letter ruling request and related services in connection with the conversion of HealthChoice to a for-profit company, coordination of an examination conducted by the IRS, tax advisory and tax compliance services.

   During 2001, Ernst & Young LLP provided various tax services, including tax return preparation, advice with respect to IRS matters and miscellaneous tax issues.

 d. All Other Fees

   During 2002, Ernst & Young LLP also provided assistance with respect to our World Trade Center insurance claim. In 2001, Ernst & Young LLP provided various advisory services, including operational review and privacy testing for a member website. Ernst & Young LLP did not perform any financial information system design or implementation work for us in 2001 or 2002.

   The following table sets forth the fees and expenses billed by Ernst & Young LLP for each of the last two years for audit services and in each of the last two years for the other three categories of services described above:

              Description of Category
                Of Types of Services                                2002         2001
         ----------------------------------                      ----------   ----------
        Audit Services ......................................    $2,128,365   $  742,750
        Audit-Related Services ..............................       176,504       50,545
        Tax Services ........................................       987,963      247,749
        All Other Services ..................................        91,221       67,548
                                                                 ----------   ----------
        Total fees and expenses .............................    $3,384,053   $1,108,592
                                                                 ==========   ==========


   The Board of Directors unanimously recommends a vote FOR the approval of Ernst & Young LLP's appointment as independent auditors for 2003.

               NOMINEES FOR AND MEMBERS OF THE BOARD OF DIRECTORS

                                    CLASS I
                 DIRECTORS NOMINATED FOR TERMS EXPIRING IN 2006



Michael A. Stocker, M.D.                         WellChoice Director since 2002
                                               HealthChoice Director since 1994

   Michael A. Stocker, M.D., age 61, has served as Chief Executive Officer and director of WellChoice since August 2002 and as its President since January 3, 2003. Dr. Stocker has served as Chief Executive Officer and Director of HealthChoice since October 1994 and its Chairman since November 2002. He is also President of HealthChoice, a position he has held since January 2003 and previously from October 1994 to March 2001. From February 1993 to October 1994, Dr. Stocker was the President of CIGNA Healthplans. Dr. Stocker has also served as Executive Vice President, General Manager for the Greater New York Market of U.S. Healthcare.

Robert R. McMillan                               WellChoice Director since 2002
                                        HealthChoice Director from 1994 to 2002

   Robert R. McMillan, age 70, has been a director of WellChoice since August 2002 and of HealthChoice from December 1994 to November 2002. Mr. McMillan has been a partner of the law firm of Fischbein Badillo Wagner Harding and a predecessor firm since January 1991. He has served as the first non-physician member of the Board of Trustees of the American Medical Association since June 2002. As an employee of Avon Products, Inc., from April 1968 through April 1978 and October 1979 through January 1986, Mr. McMillan, among other responsibilities, was Corporate Vice President of the Asia Pacific Profit Center from January 1977 to April 1978.

John E. Zuccotti                                 WellChoice Director since 2002
                                        HealthChoice Director from 1999 to 2002

   John E. Zuccotti, age 65, has been a director of WellChoice since August 2002 and of HealthChoice from October 1999 to November 2002. Mr. Zuccotti has been Chairman of Brookfield Financial Properties, a real estate development company, since 1996. Mr. Zuccotti has also been Senior Counsel in the real estate department of Weil, Gotshal & Manges LLP, legal counsel to us since 1999. Mr. Zuccotti serves as a director of Applied Graphics Technologies and of eight of the Dreyfus funds of the Dreyfus Investment Corporation.

Peter Hutchings                                            Nominee for Director

   Peter Hutchings, age 59, retired from Guardian Life Insurance Company in December 2001, after serving as its Executive Vice President and Chief Financial Officer from 1987 to 2001 and as President and Chief Executive Officer of Park Avenue Life Insurance Company, a reinsurance subsidiary of Guardian, from 1995 to December 2001. From 1983 to 1987, Mr. Hutchings was a partner of Kwasha Lipton, an employee benefit consulting firm, where he headed the flexible benefit practice and the firm's emerging issues group. From 1973 to 1983, Mr. Hutchings was employed by Blue Cross and Blue Shield of Greater New York, a predecessor corporation to Empire, where he served initially, from 1973 to 1976, as Vice President and Chief Actuary and subsequently as Senior Vice President and Chief Financial Officer.

Susan L. Malley, Ph.D.                                     Nominee for Director

   Susan L. Malley, Ph.D., age 54, has served since 1995 as President and Chief Investment Officer of Malley Associates Capital Management, an asset management firm, which Dr. Malley founded. From 1995 to January 2001, Dr. Malley was also an Associate Professor of Finance at the Hofstra University School of Business. From 1990 until 1995, Dr. Malley was Chief Investment Officer of Citicorp Investment Services, a retail brokerage subsidiary of Citibank, N.A. Dr. Malley serves as a director of Data Systems & Software,
Inc.

                                    CLASS II
                      DIRECTORS WHOSE TERMS EXPIRE IN 2004


Philip Briggs                                    WellChoice Director since 2002
                                        HealthChoice Director from 1993 to 2002

   Philip Briggs, age 75, has been the Chairman of the Board of WellChoice since August 2002 and of HealthChoice from July 1993 to November 2002. He served as Chief Executive Officer of HealthChoice from July 1993 until October 1993, and from August 1994 until October 1994. From 1986 until 1993, Mr. Briggs served as Vice-Chairman of the Board and, in 1990, also became Chief Financial Officer of Metropolitan Life Insurance Company. From 1960 to 1986, Mr. Briggs served in various officer capacities at Metropolitan Life Insurance Company, including Executive Vice President and a member of the Corporate Executive Office from 1977 to 1986.

Robert D. Paul                                   WellChoice Director since 2002
                                        HealthChoice Director from 1994 to 2002

   Robert D. Paul, age 74, has been a director of WellChoice since August 2002 and of HealthChoice from March 1994 to November 2002. From 1953 until 1993, Mr. Paul was employed by The Segal Company, a health and retirements benefits consulting firm, where he most recently served as Vice Chairman and Chairman of the Board from 1976 until 1993 and as President and Chief Executive Officer from 1967 until 1976. He was a member of Segal's Board of Directors and a consultant to Segal until February 2000. Mr. Paul serves on the board of directors for Wiss, Janney, Elstner Associates, Inc., a consulting engineering firm headquartered in Northbrook, Illinois. He is also a Fellow of the Employee Benefit Research Institute and a Fellow of the Human Resources Policy Institute of the Boston University School of Management.

Faye Wattleton                                   WellChoice Director since 2002
                                        HealthChoice Director from 1993 to 2002

   Faye Wattleton, age 59, has been a director of WellChoice since August 2002 and of HealthChoice from August 1993 to November 2002. Ms. Wattleton has served as the president of the Center for Gender Equality since 1995. The Center for Gender Equality is a not-for-profit research, policy development and education institution created in 1995 to advance women's equality and full participation in society. Ms. Wattleton serves on the boards of directors of Bio-Technology Corp., the Estee Lauder Companies, Inc., Quidel Corporation and Columbia University.

Stephen Scheidt, M.D.                            WellChoice Director since 2002
                                        HealthChoice Director from 2001 to 2002

   Stephen Scheidt, M.D., age 63, has been a director of WellChoice since August 2002 and of HealthChoice from March 2001 to November 2002. Dr. Scheidt is currently Director, Cardiology Training Program and Professor of Clinical Medicine at New York Weill-Cornell Medical Center, a position he has held since July 1982. He has held a variety of other positions at New York Weill-Cornell Medical Center since 1970.

Edward J. Malloy                                 WellChoice Director since 2002
                                        HealthChoice Director from 1997 to 2002

   Edward J. Malloy, age 68, has been a director of WellChoice since August 2002 and of HealthChoice from May 1997 to November 2002 and previously served as director of HealthChoice from April 1984 to March 1996. Mr. Malloy has been the President of the Building and Construction Trades Council of Greater New York since 1992. Mr. Malloy has been a vice president of the New York State AFL-CIO since 1992.

                                   CLASS III
                      DIRECTORS WHOSE TERMS EXPIRE IN 2005

John F. McGillicuddy                             WellChoice Director since 2002
                                        HealthChoice Director from 1993 to 2002

   John F. McGillicuddy, age 72, has been a director of WellChoice since August 2002 and of HealthChoice from August 1993 to November 2002. Mr. McGillicuddy also serves as a director of Kelso & Company and Southern Peru Copper Corporation. He served as Chairman of the Board and Chief Executive Officer of the Chemical Banking Corporation from January 1, 1992 until December 31, 1993. Previously, he was Chief Executive Officer of Manufacturers Hanover Trust Corp. from 1979 to 1991.

Frederick O. Terrell                             WellChoice Director since 2002
                                        HealthChoice Director from 2001 to 2002

   Frederick O. Terrell, age 48, has been a director of WellChoice since August 2002 and of HealthChoice from April 2001 to November 2002. Mr. Terrell has been Managing Partner and Chief Executive Officer of Provender Capital Group, LLC, New York, New York since 1998 and has been General Partner of Provender Opportunities Fund L.P. since 1997. Provender Capital Group, LLC is a private investment firm based in New York. Provender Opportunities Fund L.P. is Provender Capital Group's private equity investment fund vehicle. Mr. Terrell serves as Chairman of Carver Bancorp, Inc. and is a member of the Board of Directors of PacPizza, LLC, Vanguarde Media, Inc. and The Diversity Channel, Inc.

John Gunn                                        WellChoice Director since 2002
                                        HealthChoice Director from 1993 to 2002

   John R. Gunn, age 60, has been a director of WellChoice since August 2002 and of HealthChoice from March 1993 to November 2002. Since 1987, Mr. Gunn has served as the Executive Vice President and Chief Operating Officer of Memorial Sloan-Kettering Cancer Center, a cancer research and treatment center. From 1985 to 1987, Mr. Gunn served as Senior Vice President, Finance at Memorial Sloan-Kettering. From 1982 to 1985, he served as Vice President, Finance at Memorial Sloan-Kettering. Mr. Gunn serves on the boards of the Devereaux Foundation and the Greater New York Hospital Association.

Hermes L. Ames, III                              WellChoice Director since 2002
                                        HealthChoice Director from 1999 to 2002

   Hermes L. Ames, III, age 56, has been a director of WellChoice since August 2002 and of HealthChoice from March 1999 to November 2002. Mr. Ames has served as the President and CEO of Fleet National Bank's Upstate NY region since 1995, where he is responsible for commercial banking activities in Upstate NY and Pittsburgh. From July 1972 until July 1995, Mr. Ames was employed by the Chase Manhattan Bank, where his last position was Regional Executive, Connecticut and Westchester. Mr. Ames serves as Chairman of the Board of the Center for Economic Growth and Co-Chairman of the Capitalize Albany Executive Committee. Mr. Ames also serves as a director of the Business Council of New York State.

Louis R. Tomson                                  WellChoice Director since 2003

   Louis R. Tomson, age 62, has been a director of WellChoice since March 25, 2003. Since March 2003, Mr. Tomson has been the principal of Thomson Consulting, a business consulting firm. From January 2002 until February 2003, Mr. Tomson served as President and Executive Director of the Lower Manhattan Development Corporation, a New York State and New York City organization created in the aftermath of the 2001 terrorist attacks in New York City. From January 1999 to January 2002, Mr. Tomson was Senior Vice President of Corporate Development of Plug Power, Inc., a developer of fuel cell technology. From April 1999 to September 2001, Mr. Tomson also served as the Chairman and Chief Executive Officer of the New York State Thruway Authority. From January 1995 to January 1999 Mr. Tomson was Deputy Secretary and subsequently First Deputy Secretary to New York State Governor George E. Pataki. In these roles, Mr. Tomson was responsible for policy development for the State's 60-plus public authorities, including the New York Power Authority, the Metropolitan Transportation Authority and others. Mr. Tomson was a partner in the law firm of Plunkett & Jaffe in New York City from 1992 to 1994.

              INFORMATION RELATING TO THE BOARD AND ITS COMMITTEES

o Meetings of the Board of Directors: WellChoice was organized in August 2002 in contemplation of the conversion of HealthChoice to for-profit status in a transaction in which WellChoice would become the parent company of HealthChoice and would immediately effect an initial public offering. We completed the conversion and initial public offering in November 2002. The WellChoice Board held five meetings during 2002. No director attended fewer than 75% of the aggregate number of meetings of the Board held during 2002 and the total number of meetings held by all committees of the Board during the period in 2002 in which he or she served on such committees.

o Committee Structure: The Committee on Director Affairs, the Compensation Committee, and the Audit Committee comprise three of our five standing committees. None of these committees convened meetings prior to the consummation of our initial public offering. Members serve on these committees for one-year terms.

   1. Committee on Director Affairs. The principal duties of our committee on director affairs are as follows:

      o to recommend board action related to the discharge of the Board's responsibilities with respect to board composition and corporate governance;

      o consistent with the duties of a "nominating committee," to develop criteria for selecting qualified directors, identify individuals qualified to become directors and recommend candidates for nomination to the Board;

      o to develop, recommend to the Board and periodically review a set of governance guidelines;

      o  to provide oversight of the evaluation of the Board;

      o  to perform an annual evaluation of the committee itself; and

      o to undertake any other action deemed appropriate or necessary by the Board or applicable rules and regulations.

   This committee also considers stockholder recommendations for candidates to the Board sent to the Corporate Secretary, WellChoice, Inc., 11 West 42nd Street, New York, New York 10036, in accordance with the procedures set forth in our Bylaws, as summarized in Question 13 of the "Questions and Answers" on page 4 of this proxy statement.

   The members of our committee on director affairs are Messrs. Briggs, who is the chairman of the committee, McGillicuddy and Paul. During 2002, this committee held one meeting.

   2. Compensation Committee. The principal duties of our Compensation Committee are as follows:

      o to recommend Board action related to the discharge of the Board's responsibilities with respect to compensation of our executives and directors;

      o to produce an annual report on executive compensation for inclusion in our annual proxy statement, in accordance with applicable rules and regulations;

      o to review and approve corporate goals and objectives relevant to compensation of our chief executive officer, evaluate our chief executive officer's performance against corporate goals and objectives and set our chief executive officer's compensation based on this evaluation;

      o  to provide oversight of the evaluation of senior management;

      o to recommend board action with respect to incentive compensation plans and equity-based plans;

      o  to perform an annual evaluation of the committee itself; and

      o to undertake any other action deemed appropriate or necessary by the Board or applicable rules or regulations.

   Prior to the conversion, the duties of our Compensation Committee were fulfilled by HealthChoice's nominating and compensation committee. The members of our Compensation Committee are Messrs. McGillicuddy, who is the chairman of the committee, Malloy, and Paul and Ms. Wattleton. Our Compensation Committee met twice in 2002.

   3. Audit Committee. The principal duties of our Audit Committee, all members of which are independent as described under "Audit Committee Report" on page 23, are as follows:

      o to recommend board action related to the discharge of the Board responsibilities with respect to overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, our risk assessment and risk management policies and procedures, and the performance of our internal and external audit functions;

      o to hire, monitor the performance of and, if necessary, replace the independent auditors;

      o to approve any significant non-audit relationship with the independent auditors and assess the independent auditor's qualifications and independence;

      o to prepare the Audit Committee report required by SEC rules for inclusion in our annual proxy statement;

      o  to perform an annual evaluation of the committee itself; and

      o to undertake any other action deemed appropriate or necessary by the Board or applicable rules or regulations.

   The members of our Audit Committee are Messrs. Ames, who is the chairman of the committee, Scheidt and Terrell. Our Audit Committee held one meeting in 2002.

                           COMPENSATION OF DIRECTORS


   During 2002, we paid each of our non-employee directors other than our chairman an annual stipend of $19,000 and, for chairs of any of our standing committees, we paid an annual stipend of $24,000. We paid our Chairman $135,000 per year for his services as chairman. In addition, each director, other than our chief executive officer, was paid a fee of $1,750 per meeting for attendance at meetings of our Board of Directors or committees and $500 per meeting for participation by telephone. In the event that a director participates in more than one meeting in a day, then a meeting fee for participation was paid for attendance at one meeting only.

   Dr. Gunn, Dr. Santilli and Ms. Wattleton have participated on our continuous quality improvement team, which has the responsibility for monitoring and administering the implementation of our HMO quality improvement program and annual work plan. These directors receive a fee of $1,750 per meeting for in-person attendance at meetings and $500 per meeting for participation by telephone in this quality improvement team.

   We do not maintain medical, dental or retirement benefits for any of our non-employee directors.

                         STOCK OWNERSHIP OF MANAGEMENT


   The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the common stock by (i) each director and nominee for election as director, (ii) each executive officer named in the Summary Compensation Table under "Executive Compensation" on page 27 of this proxy statement and (iii) all executive officers and directors as a group.

   A person is deemed to be the beneficial owner of common stock that can be acquired within 60 days from April 22, 2003 upon the exercise of options, and that person's options are assumed to have been exercised (and the underlying shares of common stock outstanding) in determining such person's percentage ownership. None of the persons in the table have any options outstanding. Under the plan of conversion, the Company agreed not to grant stock-based compensation to its employees or directors until November 7, 2003, one year following the conversion.


   Name                                                       Shares   Percentage
   ----                                                       ------   ----------
   Hermes L. Ames, III .....................................      -
   Philip Briggs ...........................................    2,000         *
   John R. Gunn ............................................      -
   Peter Hutchings .........................................      -
   Kenneth O. Klepper(1) ...................................      -
   William T. Lee ..........................................      -
   Susan L. Malley .........................................      -
   Edward J. Malloy ........................................      -
   Gloria M. McCarthy ......................................      -
   John F. McGillicuddy ....................................    1,000         *
   Robert R. McMillan ......................................      400         *
   Robert D. Paul ..........................................      -
   John W. Remshard ........................................      -
   Veronica C. Santilli, M.D. ..............................      -
   Stephen Scheidt, M.D. ...................................      -
   David B. Snow, Jr.(2) ...................................      -
   Michael A. Stocker, M.D. ................................    1,000         *
   Frederick O. Terrell ....................................      -
   Louis R. Tomson .........................................      -
   Faye Wattleton ..........................................      -
   John E. Zuccotti ........................................      -
   All executive officers and directors as a group (27
     persons)(3)............................................    4,900         *

---------------
(*) Less than 1%.
(1) Has resigned as Senior Vice President, Systems, Technology and Infrastructure effective April 30, 2003.
(2) Resigned as President and Chief Operating Officer effective January 3,
    2003.
(3) Includes 500 shares of common stock beneficially owned indirectly by an executive officer not named in the Summary Compensation Table below.

                            STOCK PERFORMANCE GRAPH


   The following graph shows a comparison of cumulative total stockholder returns (stock price appreciation plus dividends) for the Company's common stock, the New York Stock Exchange ("NYSE") Composite index for U.S. companies and the Morgan Stanley Healthcare Payor Index. The graph assumes the investment of $100 on November 8, 2002, the date of the Company's initial public offering. The performance shown is not necessarily indicative of future performance.





                         [GRAPHIC OF PERFORMANCE GRAPH]










                                                           November 8,   December 31,
                                                              2002           2002
                                                           -----------   ------------
     WellChoice, Inc. .................................      $100.00        $88.05
     Morgan Stanley Healthcare Payor Index ............      $100.00        $99.06
     NYSE Composite ...................................      $100.00        $99.20

                             AUDIT COMMITTEE REPORT

   The Audit Committee of the Company's Board of Directors is composed of the following nonemployee directors: Hermes L. Ames, III, the Audit Committee Chairman, Frederick O. Terrell and Stephen Scheidt, M.D. The Board has made a determination that all of the members of the Audit Committee are independent and financially literate and that at least one member of the Audit Committee has accounting or related financial management expertise for purposes of the New York Stock Exchange listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit C. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the appointment of the Company's independent accountants.

   Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the Company's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

   The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

   Based upon the Audit Committee's discussion with management and the independent accountants, the Audit Committee's review of the consolidated financial statements and review of the representation of management and the report of the independent accountants to the Audit Committee, on February 11, 2003, the Audit Committee recommended to the Board of Directors, and the Board accepted the Audit Committee's recommendation, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission.

Dated: April 23, 2003

                                 Members of the Audit Committee

                                 Hermes L. Ames, III, Chairman
                                 Frederick O. Terrell
                                 Stephen Scheidt, M.D.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


   The primary objective of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities with respect to benefit plans of the Company, evaluation and retention of senior executives of the Company, evaluation of management performance and compensation of officers and directors. The Compensation Committee seeks to achieve this objective by determining appropriate compensation levels for the Company's officers and directors, setting compensation for the Chief Executive Officer based on an evaluation of his performance; evaluating officer and director compensation plans, policies and programs, and reviewing benefit plans for officers and employees.

   The Compensation Committee is composed of four directors. All members of the Compensation Committee are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and "non-employee directors" within the meaning of Section 16b-3 of the Securities Exchange Act of 1934.

Compensation Philosophy

   For executives, the Compensation Committee, with the assistance of independent consultants, establishes total pay targets based on the competitive marketplace for comparable jobs. Individual salaries are determined by evaluating the executive's experience, level and scope of responsibility and individual performance. Using these total pay targets, the Compensation Committee determines the appropriate competitive mix of compensation that will motivate the executives to achieve the Company's performance and strategic objectives.

   Annual bonus amounts and long-term incentive payments are based on performance as compared to plan goals. Amounts are not guaranteed to any executive because they are tied to the Company's business results. The annual bonus recognizes short-term corporate business results and business unit results. Long-term incentives for the executives are based upon sustained corporate-wide results, linked to aligning management incentives with building long-term stockholder value.

   The Compensation Committee regularly monitors the Company's compensation program, keeping in mind the Company's strategic goals as well as industry practices and trends.

   The Company believes that the compensation paid to the executive officers named in the Summary Compensation Table is fully deductible to the Company because it complies with Section 1.162-27(e)(5) of the Internal Revenue Code. This section generally exempts the Company for a period of three calendar years following the calendar year in which its initial public offering occurred from having to comply with the requirements of Section 162(m).

Elements of the Compensation Package

 Base Salary

   Base salary provides competitive annual compensation that reflects the scope and nature of basic job responsibilities. During 2002, the Compensation Committee granted salary increases to its executive officers, where appropriate, based on an individual's performance and an assessment of whether the current salary was competitive relative to executives in comparable positions at the Company's peer companies.

 Annual Bonus

   The executive officers are eligible to earn cash awards under the Annual Executive Incentive Compensation Plan (the "Annual Incentive Plan"), described beginning on page 28 of this proxy statement. The Annual Incentive Plan is designed to motivate these executives and other key employees with awards based upon achievement of financial and operational goals. The cash awards are stated as a percentage of salary, with target cash awards ranging from 50% to 75% of base salary for the executive officers named in the Summary Compensation Table on page 27 of this proxy statement.

   The 2002 Annual Incentive Plan performance goals focused on membership growth in commercial managed care membership (excluding the New York City and New York State accounts), pre-tax earnings and customer satisfaction, The actual corporate score based on results achieved against objectives for 2002 was 100%.

Long-Term Incentive

   The Company offers long-term incentives to its executives under its Long-Term Incentive Plans. The design of the plans has varied, though each seeks to ensure that the executives have incentive opportunities comparable to their counterparts at the Company's competitors, and to motivate key executives to remain with the Company. The 1999-2001 Long-Term Incentive Plan focused management on delivering competitively superior long-term results, with goals relating to membership growth, increasing profitability and customer satisfaction, among others. In February 2002, following the end of the three-year performance cycle for the 1999-2001 Long-Term Incentive Plan, the Nominating and Compensation Committee of HealthChoice (the predecessor to the Compensation Committee) evaluated actual performance against these established goals. For each participant, a target award was established as a percentage of salary, with the target cash awards for executive officers named in the Summary Compensation Table ranging from 40% to 50% of base salary. Actual amounts payable were to be adjusted by the committee either upward or downward by a performance factor not to exceed a maximum of 150% of the target awards. The actual performance factor for the 1999 to 2001 plan was 147%.

   Additionally, under the terms of the 2000-2002 Long-Term Incentive Plan, the Compensation Committee evaluated actual performance against goals established for 2002, the third performance cycle under that plan. The goals included growth in membership, e-business transactions, first pass rate for non-institutional claims, and return on average GAAP equity. For each participant, a target award had been established as a percentage of base salary, with the target cash award for executive officers named in the Summary Compensation Table ranging from 55% to 75% of base salary. Actual amounts payable were to be adjusted by the Compensation Committee either upward or downward by a performance factor not to exceed a maximum of 150% of the target awards. The actual performance factor for 2002 was 108%.

Stock-Based Compensation

   Under the plan of conversion, we agreed that we would not grant stock-based compensation to our employees or directors prior to November 7, 2003. Based upon the recommendation of the Compensation Committee, the Board of Directors has approved, subject to stockholder approval, the 2003 Omnibus Incentive Plan, which would become effective November 7, 2003, and the 2003 Employee Stock Purchase Plan, which would become effective January 1, 2004. If the 2003 Omnibus Incentive Plan is approved by stockholders, the Compensation Committee would implement the terms thereof following its effective date based on the Company's total pay philosophy and competitive data, as well as Company and individual performance.

Other Compensation and Benefit Programs

   The executive officers also participate in the Company's cash balance pension plan, supplemental cash balance pension plan, 401(k) employee savings plan and executive savings plan.

Compensation of Chief Executive Officer

   The Company's Chief Executive Officer, Michael A. Stocker, M.D., participates in each of the compensation programs available to other executives. The Company's compensation philosophy as it relates to Dr. Stocker is to target base salary at the 75th percentile of the market data based on relevant industry survey findings, and to provide an opportunity for total cash compensation (base salary plus annual bonus and long-term incentive cash awards) to be such that superb performance will result in superior total cash compensation. In this way, the Compensation Committee seeks to have a significant portion of Dr. Stocker's annual compensation be based on the Company's performance.

   Under Dr. Stocker's leadership, during 2002 the Company exceeded its financial goals and accomplished its strategic objectives. Dr. Stocker's base salary for 2002 was $850,000, which the Compensation Committee believes is in the competitive range for comparable positions. In April 2003, Dr. Stocker was also paid $622,500 for performance under the Company's Annual Incentive Plan for 2002. During 2002, Dr. Stocker also received a payout in the amount of $452,760 for performance under the Company's 1999-2001 Long-Term Incentive Plan. Additionally, the Compensation Committee approved an award to Dr. Stocker under the 2000-2002 Long-Term Incentive Plan in the amount of $680,400 for performance related to the third performance cycle of that plan. The award is payable in January 2005, subject to Dr. Stocker's continued employment with the Company.

Dated: April 23, 2003

                                 Compensation Committee

                                 John F. McGillicuddy, Chairman
                                 Edward J. Malloy
                                 Robert D. Paul
                                 Faye Wattleton

                             EXECUTIVE COMPENSATION


   The following table sets forth compensation earned by our chief executive officer and our other four most highly compensated executive officers during 2002 and 2001:

                           Summary Compensation Table


                                                                                                     Long-Term
                                                                   Annual Compensation              Compensation
                                                         ---------------------------------------    -------------
Name and Principal Position                      Year        Salary               Bonus(1)              LTIP           All Other
  ---------------------------                           (cash & non-cash)    (cash and non-cash)    Payouts(2)(3)   Compensation(4)
                                                              ($)                    ($)                 ($)              ($)
                                                 ----   -----------------    -------------------    -------------   ---------------
Michael A. Stocker, M.D......................    2002        $850,000             $  622,500          $452,760          $ 51,290
  Chief Executive Officer                        2001         836,539                796,875           446,600            52,611
  and Director
David B. Snow, Jr............................    2002         650,000                     --           287,509           690,006
  President and Chief                            2001         602,885                487,500                --            28,655
  Operating Officer(5)
Kenneth O. Klepper...........................    2002         420,000                710,000           174,812            49,033
  Senior Vice President,                         2001         414,616              1,012,500           143,376            41,049
  Systems, Technology
  and Infrastructure(6)
Gloria M. McCarthy...........................    2002         400,000                200,000           262,248            28,118
  Senior Vice President,                         2001         394,616                250,000           172,434            26,465
  Operations, Managed Care
  and Medicare Services(7)
John W. Remshard.............................    2002         409,231                181,569           174,812            26,030
  Senior Vice President,                         2001         369,231                237,500           172,434            25,340
  Chief Financial Officer

---------------
(1) The amounts in this column consist of the Annual Executive Incentive Compensation Plan awards earned during the specified year, which were paid in the following year. In the case of Mr. Klepper, also includes $500,000 earned by Mr. Klepper in the specified year, and paid in the following year, under a special performance incentive plan agreement. See "Special Incentive Performance Plan." The amounts payable in 2004 and 2005 under the 2000-2002 Long-Term Incentive Plan for the 2001 and 2002 one-year performance cycles under that Plan are set forth on page 29 of this proxy statement under the heading "Long-Term Incentive Plan for 2000 through 2002."
(2) The amount in this column for 2002 represents the 1999-2001 Long-Term Incentive Plan award paid in 2002.
(3) The amount in this column for 2001 represents the 1998-2000 Long-Term Incentive Plan award paid in 2001.
(4) For the year ended December 31, 2002, "All Other Compensation" includes the following:

   o Contributions each in the amount of $5,500 on behalf of Michael A. Stocker, M.D., David B. Snow, Jr., Kenneth O. Klepper, Gloria M. McCarthy and John W. Remshard to the 401(k) plan to match pre-tax elective deferral compensation (included under Salary) made by each to such plan during 2002.

   o Contributions on behalf of Michael A. Stocker, M.D., David B. Snow, Jr., Kenneth O. Klepper, Gloria M. McCarthy and John W. Remshard in the amount of $39,774, $32,475, $42,219, $21,367, and $18,610, respectively, to match pre-tax elective deferral contributions (included under Salary) made by each to WellChoice's Executive Savings Plan.

   o  Life insurance credits paid on behalf of Michael A. Stocker, M.D., David
      B. Snow, Jr., Kenneth O. Klepper, Gloria M. McCarthy and John W. Remshard in the amount of $6,025, $2,031, $1,214, $1,251 and $1,920, respectively.

   o In the case of Mr. Snow, in consideration for his entering into a separation agreement and general release with the Company, includes (a) $650,000 of accrued severance payable to Mr. Snow during 2003 and (b) $238,926 payable to Mr. Snow within 30 days of the date of the separation agreement in settlement of all other claims under the Company's Long Term Incentive Plans. See "Change in Control Retention Agreements and Separation Agreement."
(5) Resigned as President and Chief Operating Officer effective January 3,
    2003.
(6) Kenneth O. Klepper has resigned effective April 30, 2003.
(7) Gloria M. McCarthy was appointed Executive Vice President and Chief Operating Officer on April 23, 2003.

Annual Executive Incentive Compensation Plan

   Our key employees participate in an annual executive incentive compensation plan. Under this plan, full-time employees holding executive, middle management or other key positions or who were key contributors to our business performance are eligible to receive cash awards based upon corporate objectives developed for each year by our president and chief executive officer and approved by our Board of Directors. The program and award protocols are overseen by our Compensation Committee, although our Board of Directors has the right to amend, suspend or terminate the annual incentive plan at any time.

   Cash awards for each preceding year are allocated from an award pool determined at the beginning of the year by the committee. At the beginning of each year, the committee establishes an award pool based on results achieved in the prior year against performance objectives established for that year, from which cash awards are paid. The amount of the award pool may be adjusted upward or downward by a corporate multiplier ranging from 0 to 1.5, depending on overall actual performance results during an award year. Amounts payable under the annual incentive plan are paid from the pool during the year immediately following the performance year. These cash awards are stated as a percentage of salary payable to our eligible employees, with target cash awards ranging from 50% to 75% of base salary for the executive officers named in the Summary Compensation Table.

   The extent to which individual performance measures are achieved, as well as an individual's contribution to corporate and division performance objectives are determined by the chief executive officer and management, subject to the prior approval by our Board of Directors. Individual awards may be adjusted upward or downward depending on actual results achieved, but may not exceed
1.5 times the individual target award. Notwithstanding the foregoing, the sum of all payments to all eligible participants may not exceed the total award pool, as determined by the committee at the beginning of the year, based on performance results achieved, as measured against the prior year's objectives. For the president and chief executive officer and those who report directly to him, the incentive payments are approved by our Compensation Committee and are presented by that committee to our Board of Directors for ratification. An employee generally must be actively employed by us on the day of the payment to receive an award. In the event of a death, long-term disability or retirement, a pro-rated amount is payable to the employee or to his or her beneficiary in accordance with administrative guidelines.

   The actual corporate score based on results achieved against objectives for 2002 and 2001 were 100% and 125%, respectively.

Long-Term Incentive Plan for 2000 through 2002

   The existing long-term incentive plan for 2000 through 2002 covers senior executives of the Company recommended by the chief executive officer and approved by HealthChoice's Nominating and Compensation Committee. The long-term incentive plan is a three-year plan with each calendar year within the plan term regarded as a performance cycle. Employees generally must be actively employed by us on the day of their payout to receive an award. Under the long-term incentive plan, the Nominating and Compensation Committee established Company performance goals for each one-year performance cycle at the inception of the plan, based on specific factors such as growth in membership, e-business transactions, first pass rate for non-institutional claims and return on average GAAP equity. At the end of each cycle, the Compensation Committee, as successor to HealthChoice's Nominating and Compensation Committee will evaluate our performance against the established goals. For each participant, a target award is or will be established as a percentage of base salary with target cash awards for the executive officers named in the Summary Compensation Table ranging from 55% to 75% of base salary. The Compensation Committee will adjust the actual amounts payable upward or downward based on performance results, resulting in a performance factor not to exceed 150% of target. Awards under the long-term incentive plan are earned based on the results attained for each performance cycle and are subject to a two-year vesting period. In the event of the termination of employment due to death, permanent disability or retirement of an employee, a pro-rated amount shall be paid.

   The performance factors for the 2000, 2001 and 2002 plan years were 145%, 110% and 108%, respectively. The amounts paid in January 2003, and the amounts payable in 2004 and 2005 to the executive officers named in the Summary Compensation Table for the 2000, 2001 and 2002 plan years, respectively, are set forth below. The amounts payable in 2004 and 2005 are subject to the employment of the executive on the date of payment. These amounts are not reflected in the Summary Compensation Table.


Name of                                      2000 Plan Year     2001 Plan Year      2002 Plan Year
Executive Officer                            Amount Paid in   Amount Payable in    Amount Payable in
-----------------                                 2003               2004                2005
                                             --------------   -----------------    -----------------
Michael A. Stocker, MD ..................       $913,500           $693,000            $680,400
David B. Snow, Jr. ......................        470,027             (1)                  --
Kenneth O. Klepper(2) ...................        291,034              --                  --
Gloria M. McCarthy ......................        318,203            241,395             212,058
John W. Remshard ........................        284,708            215,985             212,058

---------------
(1) Under the Separation Agreement and Release dated as of January 3, 2003 between Mr. Snow and the Company, the Company paid Mr. Snow a lump sum of $238,926 in settlement of all other claims under the Company's Long Term Incentive Plans in consideration for his entering into the separation agreement. See "Change in Control Retention Agreements and Separation Agreement."
(2) Has resigned from the Company effective April 30, 2003 and accordingly has waived any right to receive amounts payable in 2004 and 2005.

Cash Balance Pension Plan

   We sponsor a non-contributory cash balance pension plan for employees that is intended to qualify under Internal Revenue Code Section 401(a) and is subject to ERISA. On January 1, 1999, HealthChoice converted to the cash balance pension plan from three final average compensation pension plans, known as pension plan A, pension plan B and pension plan C. Participation in the cash balance pension plan is automatic and immediate for all of our regular employees who attain 21 years of age. All employees receiving pay through payroll, including the named executive officers below, are eligible for benefits.

   When an employee becomes a participant in the cash balance pension plan, a segregated account is set up in the employee's name. Each year that the employee works for us, Company credits, along with interest credits and, in certain cases, transition credits are added to his or her account. Company credits are credited as of the last day of each plan year to each cash balance pension plan participant's account in an amount ranging from three percent to ten percent of the employee's annual compensation, increasing in one percent increments, based on the employee's age. The employee's account also receives interest credits at a rate that is set each year, based on the one-year U.S. Treasury Bill rate for the prior November, plus one percent. Company and interest credits are added to the previous year's account balance, which grows larger with each year that the employee works for us.

   The table below illustrates the terms and conditions for the Company credits:

                                                         Company Credits are
                                                           equal to this %
          Employee Age                                      of Annual Pay
          ------------                                   -------------------
          Under 30 ...................................             3%
          30-34 ......................................             4%
          35-39 ......................................             5%
          40-44 ......................................             6%
          45-49 ......................................             7%
          50-54 ......................................             8%
          55-59 ......................................             9%
          60 and over ................................            10%

   To smooth the transition from the prior pension plans, we also add additional annual transition credits equal to a fixed percentage of the employee's annual pay to the accounts of certain employees who were employed by HealthChoice as of December 31, 1998. These employees receive an amount ranging from 3% to 15% of their annual compensation for a specified number of years depending upon their age and years of service. Our chief executive officer is eligible for annual transition credits, in addition to Company credits, equal to 3% of his annual compensation. Annual transition credit payments made to employees are not reflected as annual compensation in the Summary Compensation Table on page 27.

   For purposes of the cash balance pension plan, annual compensation consists of taxable wages, including salary, bonus and incentive pay and any contributions made into the 401(k) Employee Savings Plan. Annual compensation does not include reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, welfare benefits, cash received for unused vacation days and severance pay and is determined without regard to increases or decreases in pay resulting from participation in our flexible benefits plan or any other cafeteria plan described in Section 125 of the Code.

Supplemental Cash Balance Pension Plan

   We also provide a pension plan known as the supplemental cash balance pension plan, which is not tax-qualified. The purpose of this plan is to replace pension benefits which are lost through the cash balance pension plan because of an executive's elective deferral of compensation or because of the limitations on benefits or includible compensation imposed for highly compensated employees by the Code. The supplemental retirement benefit paid to each participant in the supplemental cash balance pension plan is equal to the excess of the benefit amount the participant would receive under the cash balance pension plan but for the elective deferrals or the Code limitations over the amount of the distribution to which the participant is entitled under the cash balance pension plan. The supplemental retirement benefit is calculated pursuant to the provisions of the plan and paid in a single sum. Also, in the event of the death of a participant prior to the participant's benefit payment date, a single sum, or payments made in installments, in accordance with the participant's election, calculated pursuant to the provisions of the plan, is paid to the participant's beneficiary. Benefits under this plan are paid from our general assets. Benefits under this plan are paid only to the extent they are vested. A participant with a vested benefit under the cash balance pension plan is paid the supplemental retirement benefit according to the schedule set forth in the plan or as soon as administratively practicable thereafter.

   Cash balance pension plan projections and supplemental cash balance pension plan projections for the named executive officers currently employed by us (after giving effect to Mr. Klepper's resignation) appear below:


                                                                 Supplemental Cash         Benefits Cash Bal &
                                       Cash Balance Plan              Balance                    Suppl.
                                          Projection              Plan Projection             Cash Balance
                                     ---------------------    -----------------------    -----------------------
Name
----                                 Age 55       Age 65       Age 55        Age 65        Age 55       Age 65
                                    --------    ----------   ----------    ----------    ----------   ----------
Michael A. Stocker, M.D. .........     n/a      $  322,245       n/a       $2,746,266       n/a       $3,068,511
Gloria M. McCarthy ...............  $684,225    $1,450,756   $1,293,588    $3,318,522    $1,977,813   $4,769,278
John W. Remshard .................     n/a      $  370,622       n/a       $1,041,144       n/a       $1,411,766


   These projections are estimates and assume the following:

   o the terms of the plan and current regulatory minimums and maximums do not change;

   o Company credits and/or transition credits are added to the balances;

   o investment return of 3.18% for the current year and 5.50% for each year thereafter;

   o all future pensionable earnings remain the same as what was reported in 2001; and

   o projections of January 1, 2002 opening balances.

Special Incentive Performance Plan

   On July 31, 2000, we entered into a special performance incentive plan agreement with Mr. Klepper. Under this agreement, Mr. Klepper received $500,000 in March 2001 with respect to service performed in 2000, $750,000 in March 2002 with respect to service performed in 2001 and $500,000 in February 2003 with respect to services performed in 2002. Under this agreement, Mr. Klepper agrees that, for a duration of six months following the termination of his employment, he will not solicit, entice or induce any of our or our subsidiaries' employees to become employed by another person. Mr. Klepper has resigned as Senior Vice President, Systems, Technology and Infrastructure, and terminated his employment with us effective
April 30, 2003.

Change in Control Retention Agreements and Separation Agreement

   Change in Control Retention Agreements. Following our conversion, Dr. Stocker and each of the other most highly compensated executive officers named in the Summary Compensation Table (other than Mr. Snow) entered into change in control retention agreements with the Company. These change in control retention agreements provide for the payment by the Company of specified benefits in the event the employment of such executive officer(s) terminates under specified circumstances following a change of control.

   For purposes of these agreements, a change of control is deemed to have taken place whenever, among other things,

   o any person other than the Fund is or becomes the "beneficial owner", directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

   o during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election to the Board or nomination for election to the Board was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board;

   o the Company effects a merger or consolidation with any other corporation, other than a merger or consolidation (x) which does not result in any person becoming the beneficial owner, directly or indirectly, of securities of the Company or the surviving entity representing 25% or more of the combined voting power of the Company's (or such surviving entity's) then outstanding securities and

      (y) in which a majority of the Board of Directors of the Company or such surviving entity immediately after such merger or consolidation is comprised of directors of the Company immediately prior to such merger or consolidation; or

   o the Company sells or disposes of all or substantially all of the Company's assets.

   Circumstances triggering payment of the specified benefits to these officers under these agreements include the following:

   o involuntary termination of employment (for reasons other than death, disability, retirement or cause); or

   o voluntary termination by the executive in the event of certain significant changes in the nature of such executive officer's employment, including reductions in compensation and changes in responsibilities and authority, in each case occurring within six months of as change of control or within 24 months following a change in control.

   Benefits made available to the executive officer under the terms of the change in control retention agreements in the event that such executive officer's employment is terminated under the above-specified circumstances include:

   o the unpaid annual incentive for the year preceding the termination of employment, if any,

   o a pro rata amount of such executive officer's target annual incentive for the year in which the termination of employment occurs;

   o a pro rata portion of the executive officer's target awards under the Company's Long-Term Incentive Compensation Plan;

   o a lump sum severance payment equal to, in Dr. Stocker's case, three times, and with respect to the other named executive officers, two times, the sum of the executive officer's full annual base salary and annual incentive payment, in each case in effect at the time of the change in control or the notice of termination is given (whichever date provides a higher payment). Annual incentive payment means the executive officer's target bonus multiplied by the average of the corporate score under the annual incentive plan for the three years preceding the year in which the termination of employment occurs;

   o all amounts accrued to such executive officer under all retirement plans and all deferred compensation plans and earned by such executive officer on an annual basis consistent with WellChoice's practice as of the date of the agreement for years ended before the year in which the date of termination occurs under any Long-Term Incentive Compensation Plan adopted by WellChoice, notwithstanding the fact that the executive officer's employment will have terminated prior to the end of the relevant three-year period performance cycle thereunder or any vesting or other provisions of any such plan,

   o if the number of years of service is a factor in the determination of such executive officer's benefit under any of the Company's defined benefit retirement plans, an amount equal to any additional benefit such executive officer would be entitled to under any such plans if his or her years of service for purposes of such plans was increased by three,

   o maintenance of medical, dental, hospital and life insurance benefits to which the executive officer was entitled immediately prior to termination for a period of up to 24 months following termination,

   o in the case of Dr. Stocker and Mr. Remshard, certain additional payments to cover any excise tax imposed by Section 4999 of the Code, and

   o reimbursement of legal fees and expenses, if any, incurred as a result of such termination.

   Under his change in control retention agreement, for so long as that agreement is in effect, Dr. Stocker also agreed to a covenant not to compete, under which he will not, during the term of his employment and for a period of 12 months thereafter, enter into the employ of, or engage in, a business engaged in health insurance or health care services in the Northeast region of the United States or in any states in which the

Company or any of its subsidiaries participates in market segments that are material to the business of the Company taken as a whole.

   Separation Agreement. David B. Snow, Jr. and the Company entered into a separation agreement and release dated as of January 3, 2003, in connection with Mr. Snow's resignation as President and Chief Operating Officer. Under that agreement, the Company agreed to pay Mr. Snow severance in the amount of his annual base salary on the date of termination payable over a 52-week period following the date of resignation. The agreement also provided for continuation of hospital, medical, dental and life insurance benefits during such 52-week period, subject to earlier termination in the event Mr. Snow commences other employment. The Company also paid Mr. Snow a lump sum of $238,926 in settlement of all other claims under the Company's Long Term Incentive Plans in consideration for his entering into the separation agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


The Fund and the Foundation

   As contemplated by our plan of conversion, on November 7, 2002, following HealthChoice's conversion into a for-profit corporation HealthChoice transferred 95% and 5% of its capital stock to The New York Public Asset Fund, or the Fund, and The New York Charitable Asset Foundation, or the Foundation, respectively. The Fund and the Foundation then transferred their shares in HealthChoice to WellChoice Holdings of New York, Inc., or Holdings, a then newly formed wholly owned, for-profit subsidiary and the parent company of our principal insurance operating subsidiaries, in exchange for a corresponding amount of our common stock. Consequently, immediately prior to the completion of our initial public offering, WellChoice was 95% owned by the Fund and 5% owned by the Foundation.

   Shortly thereafter, we completed an initial public offering of all 19,199,000 shares of common stock (including 2,079,158 shares sold pursuant to the underwriters' over-allotment option). Two selling stockholders, the Fund and the Foundation, sold 17,108,097 and 900,426 shares, respectively in the initial public offering (including an aggregate of 1,313,740 shares sold upon exercise of the underwriters' over-allotment option). We received no proceeds from the sale of those shares by the selling stockholders. We received proceeds only from our issuance and sale of 1,190,477 shares of common stock as part of the shares sold in the underwriters' over-allotment option.

   We paid approximately $2,375,000 million relating to legal and investment banking expenses incurred by the Fund in connection with the initial public offering and conversion and approximately $154,000 relating to legal fees incurred by the Foundation.

   In connection with the conversion and initial public offering, we entered into the registration rights agreement and voting trust and divestiture agreement described below.

   Registration Rights Agreement. We entered into a registration rights agreement with the Fund and the Foundation under which, commencing May 6, 2003 and ending on the day on which there will no longer exist registrable common stock, the Fund will have the right, subject to the conditions listed below, to require us to effect registered offerings of the shares of our common stock owned by the Fund during this period. The Foundation will have the right to participate in this registration, but will not have the right to make a demand upon us to register their shares. However, we are not required to file a registration statement in response to a demand by the Fund if:

   o we have previously effected a demand registration in the preceding 120 days;

   o with respect to a demand made on or before May 7, 2006, we previously effected two demand registrations at any time during the calendar year in which the demand was received;

   o with respect to a demand made after May 7, 2006, we previously effected a demand registration at any time during the calendar year in which the demand was received;

   o we held an offering of common stock in the preceding 90 days (other than a registration related to dividend reinvestment plans and similar plans);

   o the demand was made during a blackout period (defined in the agreement generally to mean a period, not to exceed 120 days, during which we are engaged in certain major corporate transactions, such as an acquisition, financing or registered offering); or

   o the demand was not for a certain specified minimum dollar amount of shares of common stock.

   The Fund and the Foundation may also participate in any other registration of our common stock that we undertake during the effective period (other than a registration on Form S-4, Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans)). In this regard, with respect to these other registrations that we undertake on or before November 7, 2004, the Fund and the Foundation will have the right to sell, in the aggregate, up to a maximum of 50% of the shares of common stock sold to the public pursuant to the registration.

   During the 90-day period commencing on the effective date of a registration statement filed in response to demand by the Fund, we will be prohibited from effecting public sales of our common stock (or securities convertible into or exchangeable for our common stock), subject to certain exceptions. We will indemnify the Fund and the Foundation against certain liabilities, including liabilities under the federal securities laws, in connection with any registrations effected pursuant to the registration rights agreement and will pay certain costs and expenses relating thereto.

   Voting Trust and Divestiture Agreement. As part of the conversion, we became a party to license agreements with the Blue Cross Blue Shield Association to use the Blue Cross and Blue Shield names and service marks. The Blue Cross Blue Shield Association requires us to impose limitations on the ownership of our stock in order to maintain our independence from the control of any single stockholder or group of stockholders. We describe these limitations under Question 11 of the "Questions and Answers" section of this proxy statement.

   The Fund's ownership of shares of common stock immediately after our initial public offering exceeded the ownership limitations imposed by the Blue Cross Blue Shield Association. The Blue Cross Blue Shield Association agreed to waive the ownership limitations for the Fund, provided the Fund agreed to the terms of the voting trust and divestiture agreement described below.

   Under the voting trust and divestiture agreement:

   o 56,902,383 of the Fund's shares of our common stock, or approximately 68.2% of the outstanding shares of our common stock, are held in a voting trust. These shares will remain subject to the voting trust until the Fund sells them or the voting trust terminates. The remaining shares of our common stock owned by the Fund are not subject to the voting trust. The Fund may also withdraw shares from the trust to maintain a level of ownership of shares outside the trust not to exceed 5% of our outstanding shares of common stock less one share.

   o The trustee of the voting trust (whose fees will be paid by us) will vote the shares of common stock owned by the Fund which are held in the voting trust for nominees for director as approved by a majority of the independent members of our board and the trustee will vote against any nominee for director for whom no competing candidate has been nominated or selected by a majority of the independent members of our board. Regarding employee compensation plans for which stockholder approval is sought or a precatory stockholder proposal (that is, an advisory proposal made by a stockholder pursuant to Rule 14a-8 under the Securities Exchange Act that merely recommends or requests that we or our Board of Directors take certain actions), the trustee will vote all the shares of common stock owned by the Fund which are held in the voting trust in the same proportions as the shares voted by all holders of our common stock, other than the voting trust, the Fund and directors, officers, trustees of any of our employee benefit plans and any such plans of affiliates of our Company. Unless initiated by or with the consent of a majority of the independent members of our board, the trustee will vote against removal of any of our directors. On change of control proposals submitted to stockholders by our Board of Directors, the trustee will vote all the shares of common stock owned by the Fund that are held in the voting trust in accordance with the direction of the Fund, in its sole discretion. On all other matters the trustee will vote as recommended by a majority of the independent members of our Board of Directors. Except as described below, the Fund will not, and will not encourage our Board of Directors, or any other person or entity to, nominate any persons to or appoint any individual to fill any vacancy on our Board of Directors other than a person nominated by a majority of the independent members of our Board of Directors.

   o The Fund must sell the shares deposited in the voting trust so that it:

        -- owns less than 50% of our outstanding shares of capital stock by November 7, 2005, subject to extension;

        -- owns less than 20% of our outstanding shares of capital stock by November 7, 2007, subject to extension; and

        -- owns less than 5% of our outstanding shares of capital stock by November 7, 2012, subject to extension.

   o The Blue Cross Blue Shield Association will have the sole and absolute authority and discretion to determine whether to grant an extension, except that the divestiture deadlines automatically extend for the length of blackout periods under the registration rights agreement, if any, occurring within 180 days prior to the end of the applicable deadline.

   o The Fund may dispose of these shares only in a manner that would not violate the ownership limits and requirements contained in our certificate of incorporation and any other agreements we have with the Fund. While the Fund owns shares in excess of the ownership limit, the Fund will not tender or sell any shares of common stock to any person if, to the knowledge of the Fund's board members, such person, prior to the sale, owned an amount of our common stock in excess of the applicable ownership limit or if such a sale would cause such person to beneficially own an amount of shares of our common stock in excess of the applicable ownership limit. The Fund also may not acquire beneficial ownership of any more of our shares, unless it receives the shares in a stock split, restructuring or other similar transaction.

   o While the Fund owns shares in excess of the ownership limit, it may not sell, tender or offer to sell or tender to any person, any shares of our common stock in response to any tender offer, merger or any proposal or offer to acquire any of our shares of common stock or our assets that is opposed by a majority of our independent directors.

   o The Fund may not solicit proxies from our stockholders or become a participant in any solicitation of proxies from our stockholders or initiate or solicit any stockholder proposals to us.

   o If the Fund fails to own less than 50% of our outstanding shares of capital stock by November 7, 2005, 20% of our outstanding shares of capital stock by November 7, 2007, or 5% of our outstanding shares of capital stock by November 7, 2012, subject to any extensions, then all the shares the Fund holds in excess of the applicable ownership limit will be placed with a third party sales agent who will arrange for the sale of such excess shares in as prompt a manner as will be commercially reasonable. Until sold, the trustee will vote these excess shares in accordance with the recommendation of an independent majority of our Board of Directors on all matters.

   o If we declare and pay cash dividends on shares of our common stock, the Fund will receive all cash dividends paid on shares held in the voting trust. Any stock dividends paid on our shares of common stock held in the voting trust will be subject to the provisions of the voting trust as if originally deposited in the voting trust.

   o The Fund may not solicit or encourage inquiries or proposals with respect to, or provide any confidential information to or have any discussions, meetings or other communications with, any person with respect to change of control transactions; provided, however, that the Fund may have discussions, meetings or other communications with any person who has made a change of control proposal that is approved by our Board of Directors.

   o The Fund may not publicly allege or initiate or join any litigation that alleges that the ownership limitations and other restrictions on the Fund set forth in our certificate of incorporation, bylaws or the voting trust agreement are not enforceable in accordance with their terms, that our Board of Directors should not enforce such limitations or restrictions, or that our Board of Directors should approve, adopt, disapprove or abandon any proposal for a sale of our Company.

   o For so long as the Fund owns 5% or more of our outstanding capital stock, but in no event beyond November 7, 2007, the Fund will have the right to present a slate of three candidates for our Board of Directors, each of whom must meet certain independence criteria and other qualifications, and our board must select one of these candidates for election as a Class III director, provided our board may reject all candidates, subject to the Fund's right to produce a new slate. This director's term will expire in 2005, provided that if this provision is still in effect upon the expiration of this director's term, the Fund will have the right to propose a new member. If the director resigns prior to the end of his or her term, the Fund will be entitled to propose a new member in accordance with these procedures.

   o For so long as the Fund owns 20% or more of our outstanding capital stock, the Fund will have certain rights to receive information about us from their designee to our Board of Directors. The Fund's right to receive any information will be subject to their entering into arrangements with us concerning confidentiality, compliance with federal securities laws and other related matters.

   o For so long as the Fund owns 20% or more of our outstanding capital stock, it will have certain rights to consult with its designee to our Board of Directors about change of control proposals to be solicited or received by us.

   o The voting trust terminates when the Fund owns less than 5% of our issued and outstanding shares of capital stock (or, if earlier, upon the permanent termination of our BCBSA licenses).

   The plan of conversion and voting trust and divestiture agreement also provide that we will not re-nominate two non-independent members of our Board of Directors whose terms will expire in 2003 and will nominate two independent directors for election in their place.

   Confidentiality Agreement. We have also entered into a confidentiality agreement with the Fund that governs the disclosure of information about us that the Fund's board members receive pursuant to the voting trust and divestiture agreement.

Other Business Relationships

   Mr. William T. Lee, a member of our Board of Directors, is Executive Vice President of the Union of Needletrades, Industrial and Textile Employees (UNITE), which is one of our labor union accounts. For the years ended December 31, 2000, 2001 and 2002, we earned $15.4 million, $19.1 million and $20.9 million, respectively, in premiums and administrative service fees from UNITE.

   Mr. John R. Gunn, a member of our Board of Directors, is Executive Vice President and Chief Operating Officer of Memorial Sloan-Kettering Cancer Center, which is a provider in our network. For the years ended December 31, 2000, 2001 and 2002, we made payments to Memorial Sloan-Kettering in the amount of $69.2 million, $77.1 million and $97.9 million, respectively, for reimbursement of claims.

   Dr. Veronica C. Santilli, M.D., a member of our Board of Directors, is in group practice at Brook-Island Pediatric Group, which is a provider in our network. For the years ended December 31, 2000, 2001 and 2002, we made payments in the amount of $367,144, $344,803 and $312,839, to this group practice for reimbursement of claims.

   Mr. John F. McGillicuddy, a member of our Board of Directors, served as Chairman of the Board of New York Presbyterian Hospital during 2000. In 1998, Columbia Presbyterian Hospital merged with The New York Hospital. For the year ended December 31, 2000, we made payments to New York Presbyterian Hospital (Columbia Presbyterian Campus and New York-Cornell Campus) in the amount of $90.7 million for reimbursement of claims.

   We, indirectly, own a 24.975% interest in National Accounts Service Company, LLC (NASCO), the company that processes our national accounts claims. Kenneth
O. Klepper, one of our executive officers, currently serves on the board of NASCO. For the years ended December 31, 2000, 2001 and 2002, we made payments to NASCO in the amounts of $12.0 million, $13.3 million and $14.6 million, respectively, for these services.

   Mr. John E. Zuccotti, a member of our Board of Directors, is Senior Counsel to Weil, Gotshal & Manges LLP, a law firm that renders legal services to us and our subsidiaries.

Lock-Up Agreements

   In connection with our initial public offering, the Fund and the Foundation and all of our executive officers and directors agreed with us and the underwriters that they would not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse First Boston, as the representative of the underwriters, through May 5, 2003.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


   Section 16(a) of the Exchange Act requires that officers, directors and holders of more than 10% of the common stock, referred to as Reporting Persons, file reports of their trading in Company equity securities with the Securities and Exchange Commission. Based on a review of Section 16(a) forms filed by the Reporting Persons during the last fiscal year, the Company believes that all of the Reporting Persons complied with all applicable
Section 16(a) filing requirements.

                                                                      EXHIBIT A













                                WELLCHOICE, INC.

                          2003 OMNIBUS INCENTIVE PLAN

                        EFFECTIVE AS OF NOVEMBER 7, 2003

                                WELLCHOICE, INC.

                          2003 OMNIBUS INCENTIVE PLAN

   1. Purpose. WellChoice, Inc. 2003 Omnibus Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain, motivate and reward highly competent persons who are officers, key employees and non-employee directors of WellChoice, Inc. (the "Company") and its subsidiaries and affiliates, by providing them with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company, to acquire a proprietary interest in the long-term success of the Company.

   2. Administration.

    (a) Committee. The Plan will be administered by the compensation committee of the Board of Directors of the Company (the "Board") or such other committee appointed by the Board from among its members (the "Committee") and shall be comprised, unless otherwise determined by the Board, solely of not less than two
(2) members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

    (b) Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives.

    (c) Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a subsidiary or an affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith or willful misconduct.

    (d) Delegation and Advisers. The Committee may delegate to one or more of its members or officers of the Company any duties, power or authority it has under the Plan pursuant to such conditions as the Committee may establish, except that the Committee shall not delegate its powers and duties under the Plan (1) with regard to Benefits issued to officers of the Company who are subject to Section 16 of the Exchange Act, or (2) in such a manner as would cause grants intended to qualify as Performance-Based Awards to fail to so qualify. In addition, the Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefited from the Plan, as determined by the Committee.

   3. Participants. Participants will consist of such officers, key employees and Non-Employee Directors of the Company and its subsidiaries and affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits. Non-Employee Directors of the Company and its subsidiaries shall not be eligible for Cash Awards (as described below).

   4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, (d) Restricted Stock Units, and (e) Cash Awards (each as described below, and collectively, the "Benefits"). Restricted Stock Awards, Restricted Stock Units and Cash Awards may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits granted under the Plan shall be evidenced by agreements (which need not be identical) that may provide additional terms and conditions associated with such Benefits, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such agreement, the provisions of the Plan shall prevail.

   5. Common Stock Available Under the Plan.

    (a) Limitations.

       (i) Plan Limitations.

       (A) Total Number of Shares. The aggregate number of shares of common stock of the Company, par value $0.01 ("Common Stock") that may be subject to Benefits and issued under this Plan shall be 6,250,000 shares of Common Stock, subject to any adjustments made in accordance with Sections 5(b) and
   (c), and 13 hereof. Shares of Common Stock may be authorized and unissued shares, treasury shares or shares previously authorized and issued and purchased by the Company for purposes of satisfying Awards under the Plan.

       (B) Restricted Stock Awards and Restricted Stock Units. The maximum number of shares of Common Stock that may be granted or measured under the Plan as Restricted Stock Awards or Restricted Stock Units and that vest or otherwise become non-forfeitable by a participant during the term of the Plan shall be 1,875,000 shares, subject to any adjustments made in accordance with Section 13 hereof and, with respect to shares previously subject to any Restricted Stock Award or Restricted Stock Units, Sections 5(b) and (c) hereof.

       (C) Non-Employee Director Awards. The maximum number of shares of Common Stock that may be granted or measured under Awards to Non-Employee Directors during the term of the Plan shall be 500,000, subject to any adjustments made in accordance with Section 13 hereof and, with respect to shares of Common Stock previously subject to any Award, Sections 5(b) and
   (c) hereof.

         (ii) Individual Limitations. Notwithstanding any other provision in this Plan, the following limitations shall apply to the Awards described below, subject to adjustment pursuant to Section 13 hereof:

         (A) Stock Options and Stock Appreciation Rights. The maximum number of shares of Common Stock with respect to which Stock Options (whether or not Incentive Stock Options) or Stock Appreciation Rights may be granted or measured to any individual participant under the Plan in any calendar year during the term of the Plan shall be 300,000 shares, subject to adjustment pursuant to Section 13 hereof.

         (B) Restricted Stock Awards or Restricted Stock Units. The maximum number of shares of Common Stock that may be granted or measured to any individual participant under the Plan as Restricted Stock Awards or Restricted Stock Units during any calendar year during the term of the Plan shall be 100,000 shares, subject to adjustment pursuant to Section 13 hereof.

         (C) Performance Award Limitation for Long-Term Incentive
      Awards. Subject to Section 5(a)(ii)(A) and 5(a)(ii)(B) above, the maximum amount of any Performance-Based Award containing a performance period in excess of one year, payable or distributable to any participant who is a "covered employee" within the meaning of Section 162(m) whether in cash, shares or other property shall be the lesser of (i) $3 million multiplied by the number of years in the performance period governing such Award, and (ii) $10 million.

         (D) Performance Award Limitation for Annual Incentive Awards. Subject to Section 5(a)(ii)(A) and 5(a)(ii)(B) above, the maximum amount of any Performance-Based Award, containing a performance period of one year, payable or distributable to any Covered Employee whether in cash, shares or other property shall be $5 million.

         (E) Non-Employee Director Benefits. The maximum number of shares of Common Stock that may be granted or measured under Awards to any individual Non-Employee Director during the term of the Plan in any calendar year shall be 10,000, subject to adjustment pursuant to Section 13 hereof.

         (F) Ownership Limitation. No participant may receive a Benefit under the Plan, if immediately after the receipt of such Benefit, such participant would Beneficially Own more than five percent (5%) of the issued and outstanding Capital Stock of the Company. The terms "Beneficially Own" and "Capital Stock" have the meanings ascribed to them in the Company's certificate of incorporation.

    (b) Additional Shares. The following shares of Common Stock subject to, relating to or arising out of Benefits under the Plan shall again be available for any type of Benefits under the Plan for purposes of the Plan limitations contained in Section 5(a)(i) but not for any of the individual limitations contained in Section 5(a)(ii):

      (i) Unexercised Stock Options and Stock Appreciation Rights. Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised;

      (ii) Forfeited Restricted Stock Awards, Restricted Stock Units, and Performance-Based Awards. Any shares subject to Restricted Stock Awards, Restricted Stock Units or Performance Awards that are forfeited;

      (iii) Shares Delivered in Payment or to Satisfy a Tax Obligation. Any shares delivered to the Company as part or full payment of the exercise or purchase price of a Stock Option, Stock Appreciation Right or Restricted Stock Award or to satisfy a tax obligation in connection with an Award, including any shares withheld by the Company pursuant to Section 17 hereof to satisfy any tax withholding requirements;

      (iv) Awards Settled in Cash. Any Awards settled in cash; and

      (v) Shares repurchased with Option Exercise Proceeds. Any shares of Common Stock that are repurchased by the Company on the open market or in private transactions in which the Company is a party, may be added to the aggregate number of shares available for issuance for the exercise of Options or issuance of other Benefits under this Plan provided (i) the aggregate price paid for the repurchased shares does not exceed the cumulative amount received in cash by the Company and (ii) the repurchased shares shall not be added to the maximum number of shares issued with respect to Options under the Plan which shall not exceed 6,250,000, subject to other adjustments pursuant to Section 5(b)(i) through (iv), 5(c) and 13 hereof.

    (c) Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries or affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Benefits under the Plan upon such terms and conditions as the Committee determines. The date of any such grant or award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company or its subsidiaries or affiliates for purposes of such grant or award. Any shares of Common Stock underlying any grant or award or sale pursuant to any such acquisition shall be disregarded for purposes of applying the limitations under and shall not reduce the number of shares of Common Stock available under Section 5(a)(i) above.

   6. Stock Options.

    (a) Generally. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

    (b) Exercise Price. Each Stock Option granted hereunder shall have per-share exercise price as the Committee may determine at the date of grant but in no event less than one hundred percent (100%) of the Fair Market Value of Common Stock on the date of grant.

    (c) Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, one or more of the following that the Committee determines to be consistent with applicable law (including, when applicable, the Sarbanes-Oxley Act of 2002, as it may be amended from time to time) and the purpose of the Plan:

         (A) by the delivery of shares of Common Stock of the Company then owned by the participant, provided any shares acquired upon exercise of a Stock Option or other Benefit have been held for at least six (6) months by the participant;

         (B) by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms; and

         (C) by permitting the cashless exercise of the Stock Option where the number of shares to be delivered to the participant upon exercise of the Stock Option is reduced by a number of shares of Common Stock having a Fair Market Value equal to the exercise price and the amount necessary to satisfy any tax obligations in connection with the exercise of the Stock Option.

    (d) Exercise Period. Subject to Section 6(f) hereof, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Options may be extended beyond such period but no later than one (1) year after the participant's death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

    (e) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or of a "Parent Corporation" or "Subsidiary Corporation" (as defined in Sections 424(e) and
(f) of the Code, respectively) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation ) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten (10) years after the date it is granted.

    (f) Minimum Vesting Period. If the vesting of a Stock Option is not linked to any of the business criteria described in Section 11(b), then no portion of such Stock Option shall vest earlier than one (1) year following the date of grant except for the acceleration of vesting upon or immediately prior to the occurrence of a Change in Control.

   7. Stock Appreciation Rights.

    (a) Generally. The Committee may, in its discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash, Common Stock or a combination thereof, for an amount equal to the excess of (i) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (ii) the Fair Market Value, of such shares of Common Stock on the date the right is granted, or other specified amount, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement shall reflect the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions, including vesting, as the Committee shall impose from time to time.

    (b) Exercise Period. Stock Appreciation Rights granted under the Plan shall be exercisable, at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee; provided, however, that no Stock Appreciation Rights shall be exercisable later than ten (10) years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Appreciation Rights may be extended beyond such period but no later than one (1) year after the participant's death. All Stock Appreciation Rights shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such right at the date of grant.

    (c) Minimum Vesting Period. If the vesting of a Stock Appreciation Right is not linked to any of the business criteria described in Section 11(b), then no portion of such Stock Appreciation Right shall vest earlier than one (1) year following the date of grant, except that the Committee may provide for the acceleration of vesting upon or immediately prior to the occurrence of a Change in Control.

   8. Restricted Stock Awards.

    (a) Generally. The Committee may, in its discretion, grant Restricted Stock Awards (which may include mandatory payment of any bonus in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. A Restricted Stock Award shall be construed as an offer by the Company to the participant to purchase the number of shares of Common Stock subject to the Restricted Stock Award at the purchase price, if any, established therefor. Any right to acquire the shares under the Restricted Stock Award that is not accepted by the participant within thirty
(30) days after the grant is communicated shall automatically expire.

    (b) Payment of the Purchase Price. If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option. Restricted Stock Awards may also be made in consideration of services rendered to the Company or its subsidiaries or affiliates.

    (c) Additional Terms. Restricted Stock Awards shall be subject to such terms and conditions as the Committee deems appropriate including, without limitation, (i) vesting, (ii) restrictions on the transfer of such shares,
(iii) the right of the Company to reacquire such shares for no consideration, and (iv) a waiver by the participant of the right to vote or to receive any dividend or other right or property with respect thereto), and may also constitute Performance-Based Awards, as described in Section 11 hereof; provided, however, that if the vesting of a Restricted Stock Award is not linked to any of the business criteria described in Section 11(b) or not issued in payment of other compensation that has been earned by the participant, then no portion of such Restricted Stock Award shall vest earlier than one (1) year following the date of grant except for the acceleration of such vesting upon or immediately prior to the occurrence of a Change in Control. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

    (d) Rights as a Shareholder. The Restricted Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

   9. Restricted Stock Units.

    (a) Generally. The Committee may, in its discretion, grant Restricted Stock Units (as defined in subsection (c) below) to participants hereunder. Restricted Stock Units shall be subject to such terms and conditions as the Committee deems appropriate, including, without limitation, (i) vesting, (ii) restrictions on the transfer of such Units, (iii) forfeiture provisions, and
(iv) a waiver by the participant of the right to vote or to receive any dividend or other right or property with respect thereto), and may also constitute Performance-Based Awards, as described in Section 11 hereof; provided, however, that if the vesting of a Restricted Stock Unit is not linked to any of the business criteria described in Section 11(b) or not issued in payment of other compensation that has been earned by the participant, then no portion of such Restricted Stock Unit shall vest earlier than one (1) year following the date of grant except for the acceleration of such vesting upon or immediately prior to the occurrence of a Change in Control. The Committee shall determine whether a participant granted a Restricted Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in subsection (c) below).

    (b) Settlement of Restricted Stock Units. A Restricted Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify unless the Committee provides for the payment of the Restricted Stock Units in cash equal to the value of the shares of Common Stock which would otherwise be distributed to the participant or partly in cash and partly in shares of Common Stock. Shares of Common Stock issued pursuant to this Section 9 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee.

    (c) Definitions. A "Restricted Stock Unit" means a notional account representing one (1) share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Restricted Stock Unit, which shall be payable in cash or in the form of additional Restricted Stock Units.

   10. Cash Awards.

   The Committee may, in its discretion, grant awards to be settled solely in cash ("Cash Awards"). Cash Awards may be subject to such terms and conditions, including vesting, as the Committee determines appropriate. Cash Awards may constitute Performance-Based Awards, as described in Section 11 hereof.

   11. Performance-Based Awards.

    (a) Generally. Any Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria that apply to the individual participant, one or more business units or the Company as a whole.

    (b) Business Criteria. The business criteria shall be as follows, individually or in combination: (i) earnings; (ii) earnings per share; (iii) market share; (iv) operating profit; (v) operating margin; (vi) return on equity; (vii) return on assets; (viii) total return to stockholders; (ix) revenues; (x) cash flows, (xi) membership; (xii) member satisfaction; (xiii) technology improvements; (xiv) claims handling; and (xv) return on investment capital. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria.

    (c) Establishment of Performance Goals. With respect to Performance-Based Awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply no later than ninety (90) days after the commencement of such period (but in no event after twenty-five percent (25%) of such period has elapsed).

    (d) Certification of Performance. No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

    (e) Modification of Performance-Based Awards. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

    (f) Settlement of Performance-Based Awards. Performance-Based Awards may be settled in cash, shares of Common Stock or any combination thereof. Should the Committee so provide, settlement of Performance-Based Awards may be deferred and paid in installments or a lump sum in accordance with such procedures as may be established by the Committee. Such deferred awards may be credited with a reasonable rate of interest.

    (g) Annual Executive Incentive Plan. Annual bonuses under the Company's Annual Executive Incentive Compensation Plan for the Company's senior executive officers and bonuses to other employees to be settled in (or measured by reference to) shares of Common Stock, shall be designed as Performance-Based Awards and settled under this Plan. Unless the Committee provides otherwise, award opportunities under the Annual Executive Incentive Plan shall be set as a percentage of base salary, subject to the limitations contained in Section 5 hereof.

    (h) Long Term Incentive Plan. Awards made under the Company's Long Term Incentive Plan to the Company's senior executive officers and awards to other employees to be settled (or measured by reference to) shares of Common Stock, shall be designed as Performance-Based Awards and settled under this Plan.

   12. Non-Employee Director Awards.

    (a) Avoidance of Conflicts. No member of the Committee shall exercise discretion with respect to his own Benefit unless such discretion is applicable uniformly to the Benefits of similarly situated Non-Employee Director participants.

    (b) Taxes. Upon or prior to the exercise of an Option or receipt of Common Stock, a Non-Employee Director may make a written election to have shares of Common Stock withheld by the Company from the shares otherwise to be received to cover Federal, state or local income, and other taxes and governmental obligations ("Taxes") incurred by the reason of the exercise or issuance of Benefits under the Plan. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable Taxes. The acceptance of any such election by an Optionee shall be at the sole discretion of the Committee. Such Taxes shall be calculated at minimum statutory withholding rates.

   13. Adjustment Provisions; Change in Control.

    (a) Adjustment Generally. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur.

    (b) Modification of Benefits. In the event of any change or distribution described in subsection (a) above, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods; provided, however, that any such arithmetic adjustment to a Performance-Based Award shall not cause the amount of compensation payable thereunder to be increased from what otherwise would have been due upon attainment of the unadjusted award. In addition, other than with respect to Stock Options, Stock Appreciation Rights, and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

    (c) Effect of a Change in Control. Notwithstanding any other provision of this Plan, unless the Committee shall determine otherwise at the time of grant with respect to a particular Benefit, in the event of a Change in Control:

      (i) All outstanding Benefits (other than those Benefits designed to qualify as Performance-Based Awards) shall become fully and immediately exercisable and vested and all deferrals and restrictions with respect thereto shall lapse unless such Benefits are converted, assumed or replaced by a successor. In the event of a Change in Control in which such Benefits are not converted, assumed or replaced by a successor, all such Benefits shall be subject to the terms of any agreement effecting the Change in Control, which agreement, may provide, without limitation, that each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and that such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share underlying such Stock Option or Stock Appreciation Right with such amount payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine. A provision like the one contained in the preceding sentence shall be inapplicable to a Stock Option or Stock Appreciation Right granted within six (6) months before the occurrence of a Change in Control if the holder of such Stock Option or Stock Appreciation Right is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

      (ii) If following a Change in Control, the Benefits of a participant (other than those Benefits designed to qualify as Performance-Based Awards) are converted, assumed or replaced by a successor and within twenty-four
   (24) months following such Change in Control the participant's employment with the Company or the successor is terminated by the Company (or the successor) without "Cause" or by the participant for "Good Reason" (as such terms are defined in Section 13(d) below), then as of the date that employment terminates the unvested portion of such Benefits shall become fully exercisable and vested and all deferrals and restrictions on any such Benefits shall lapse.

      (iii) Upon a Change in Control, all Performance-Based Awards (and cash or other awards the payment of which depends on achievement of performance factors (a "performance-type award") shall, if appropriate, be adjusted pursuant to Section 13(a) above. If within 24 months following a Change in Control, a participant's employment with the Company or the successor is terminated by the Company (or the successor) without Cause or by the participant for Good Reason, the Company (or the successor) shall pay the participant (A) any accrued but unpaid Performance-Based Award (and each other performance-type award) which had not been paid for any performance periods that ended prior to date employment terminated, and (B) a pro-rata Performance-Based Award (and each other performance-type award) for each performance period that had not been completed as of the date of employment termination, based on the target award established for each such performance period and any requirement that a participant remain employed to receive a Performance-Based Award shall be waived.

    (d) Definitions. The following definitions used in this Section 13 shall have the meaning ascribed to them below:

      (i) "Cause" shall mean "cause" as defined in any individual employment, severance or Change in Control agreement between the Company and the participant or in the absence of any such agreement, "cause" as defined in the Award agreement.

      (ii) "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

         (A) Any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than the Fund referred to below, is or becomes the "beneficial owner" (as determined for purposes of Regulation 13D-G under the Exchange Act as currently in effect), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

         (B) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director, whose election to the Board or nomination for election to the Board was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

         (C) The Company effects a merger or consolidation with any other corporation, other than a merger or consolidation (1) which does not result in any person becoming the beneficial owner, directly or indirectly of securities of the Company or the surviving entity fifty percent (50%) or more of the combined voting power of the Company's (or such surviving entity's) then outstanding securities, and (2) in which a majority of the Board of Directors of the Company or such surviving entity immediately after such merger or consolidation is comprised of directors of the Company immediately prior to such merger or consolidation; or

         (D) The Company sells or disposes of all or substantially all of the Company's assets.

      Notwithstanding anything to the contrary set forth herein, the ownership of The New York State Public Asset Fund of more than twenty-five percent (25%) of the Company's securities does not constitute a Change in Control for purposes of this Plan.

      (iii) "Good Reason" shall mean "good reason" as defined in any individual employment, severance or Change in Control agreement between the Company and the participant or in the absence of any such agreement, "good reason" as defined in the Award agreement.

   14. Nontransferability. Each Benefit granted under the Plan to a participant (other than that portion of a Restricted Stock Award or Cash Award which has vested) shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

   15. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the payment of the value of Benefits to participants in the event of a Change in Control, or to comply with federal and state securities laws, or understandings or conditions as to the participant's service with the Company in addition to those specifically provided for under the Plan.

   16. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the average of the high and low sale prices of the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

   17. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable Taxes. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of Taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of Taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of Taxes to be withheld. Such Taxes shall be calculated at minimum statutory withholding rates.

   18. Tenure. A participant's right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as an officer, employee, Non-Employee Director or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

   19. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

   20. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

   21. Duration, Amendment and Termination. No Benefit shall be granted more than ten (10) years after the earlier of the Effective Date or the date of shareholder approval of the Plan and, unless shareholders re-approve the business criteria described in Section 11 hereof in the first shareholder's meeting that occurs five (5) years after the Effective Date, no Performance-Based Award shall be granted more than five (5) years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i) disqualify any Incentive Stock Options granted under the Plan; (ii) increase the aggregate number of shares of Common Stock that may be delivered through Stock Options under the Plan; (iii) increase the maximum amounts which can be paid to an individual participant under the Plan as set forth in Section 5(a)(ii) hereof; (iv) permit the Committee to grant Stock Options with a per share exercise price less than Fair Market Value on the date of grant; (v) change the types of business criteria on which Performance-Based Awards are to be based under the Plan;
(vi) permit the Committee to re-price, substitute, replace or buy out Stock Options or Stock Appreciation Rights with an exercise price or grant price less than the Fair Market Value of the Common Stock underlying such Stock Option or Stock Appreciation Right; (vii) modify the requirements as to eligibility for participation in the Plan; or (viii) take any action which would otherwise require shareholder approval under the rules of the New York Stock Exchange or applicable law.

   22. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

   23. Effective Date. The Plan shall be effective as of November 7, 2003 (the "Effective Date"), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within twelve (12) months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

                             Index of Defined Terms



Term                                         Section Where Defined or First Used
----                                         -----------------------------------
Benefits .................................                    4
Beneficially Own (plan limits) ...........               5(a)(ii)(F)
Beneficial Owner (COC defn) ..............               13(d)(ii)(A)
Board ....................................                   2(a)
Capital Stock (plan limits) ..............               5(a)(ii)(F)
Cash Awards ..............................                    10
Cause ....................................                 13(d)(i)
Change in Control ........................                13(d)(ii)
Code .....................................                   2(a)
Committee ................................                   2(a)
Common Stock .............................                5(a)(1)(A)
Company ..................................                    1
Covered Employee .........................               5(a)(ii)(C)
Dividend Equivalent Right ................                   9(c)
Effective Date ...........................                    23
Exchange Act .............................                   2(a)
Fair Market Value ........................                    16
Good Reason ..............................                13(d)(iii)
Incentive Stock Option ...................                   6(a)
Non-Employee Director ....................                   2(a)
Nonqualified Stock Options ...............                   6(a)
Outside Directors ........................                   2(a)
Parent Corporation .......................                   6(e)
Performance-Based Awards .................                  11(a)
Performance-Type Award ...................                13(c)(iii)
Plan .....................................                    1
Restricted Stock .........................                    8
Restricted Stock Awards ..................                   8(a)
Restricted Stock Unit ....................                   9(c)
Stock Appreciation Rights ................                    7
Stock Options ............................                   6(a)
Subsidiary Corporation ...................                   6(e)
Taxes ....................................                  12(b)

                                                                      EXHIBIT B













                                WELLCHOICE, INC.

                       2003 EMPLOYEE STOCK PURCHASE PLAN



















                           Effective January 1, 2004

                                WELLCHOICE, INC.
                       2003 EMPLOYEE STOCK PURCHASE PLAN

                       ARTICLE I. PURPOSE AND DEFINITIONS


1.01 Purpose; Administration. The purpose of the WellChoice, Inc. 2003 Employee Stock Purchase Plan, as amended from time to time (the "Plan"), is to provide employees of WellChoice, Inc. (the "Company") and certain related companies or corporations with an opportunity to share in the ownership of the Company by providing for regular and systematic purchases of common stock, and, thus, to develop a stronger incentive to work for the continued success of the Company. The Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), but is not intended to be subject to Section 401(a) of the Code or the Employee Retirement Income Security Act of 1974.

1.02 Committee. The Plan shall be administered by a Committee, which shall consist of such members as determined by the Company (the "Committee"). The Committee shall interpret and apply the provisions of the Plan in its good faith discretion, and the Committee's decision is final and binding. The Committee may establish rules for the administration of the Plan.

1.03 Definitions. A term defined in the Plan shall have the meaning ascribed to it wherever it is used herein unless the context indicates otherwise.

                           ARTICLE II. PARTICIPATION

2.01 Adoption by Subsidiaries. The Board of Directors of the Company (the "Board") may authorize the adoption of the Plan by one or more subsidiary companies or corporations of the Company ("Participating Subsidiaries").

2.02 Eligibility to Participate. A person is eligible to participate in an Offering under the Plan (as defined in Paragraph 4.02) if, as of the first day of such Offering, such person is (i) an employee of the Company or a Participating Subsidiary and (ii) scheduled to work more than five (5) months per year for the Company or any of its Participating Subsidiaries (as determined by reference to the Company's employment records).

2.04 Participation Agreement. Participation in the Plan is voluntary with respect to each Offering. To participate in an Offering, a person must be eligible and must complete a written enrollment form provided by the Company ("Participation Agreement") authorizing payroll deductions from his or her paycheck. The Participation Agreement will remain in effect through each consecutive Offering unless the participant chooses to revise or revoke it, or becomes ineligible to participate in the Plan.

2.05 Termination of Participation. A participant may withdraw at any time from any Offering by written notice to the Committee in such form as it may require, provided the participant agrees not to participate in the first Offering (and not more than one Offering) concurrent with or immediately following the date of withdrawal. Participation will also end upon termination of a participant's employment with the Company and/or a Participating Subsidiary, if applicable, or when a participant becomes ineligible to participate (including by reason of the Company or any Participating Subsidiary terminating its participation in the
        Plan).

2.06 Designation of Beneficiary. A participant shall, by written notice to the Committee, designate a person or persons to receive the value of his or her Account (as defined in Paragraph 5.01) in the event of the participant's death. A participant may, by written notice to the Committee during employment, alter or revoke such designation, subject always to any applicable law governing the designation of beneficiaries. Such written notice shall be in such form and shall be executed in such manner as the Committee may determine. If upon a participant's death the participant has not designated a beneficiary under the Plan or such beneficiary does not survive the participant, the value of a participant's Account shall be paid to his or her estate.

                           ARTICLE III. CONTRIBUTIONS


3.01 Payroll Deductions. A participant may accumulate after-tax compensation to purchase Shares in an Offering by authorizing payroll deductions pursuant to a Participation Agreement, subject to such minimum and maximum limits (expressed in dollars or as a percentage of base salary or base wages) as the Committee may impose. Such savings shall be credited to a participant's Account with respect to the Offering to which they relate. Payroll deductions for an Offering shall commence with the first paycheck a participant receives during such Offering and shall end with the last paycheck a participant receives during such Offering. Paychecks will be treated as having been received when they are sent out or otherwise distributed.

3.02 Alternative Contributions. Where payroll deductions are not permitted by applicable law in a jurisdiction outside of the United States, the Committee may permit contributions by alternate means.

3.03 Change in Rate or Suspension of Contributions. A participant may increase or decrease the rate of his or her payroll deductions one (1) time during an Offering by written notice to the Committee in such form and manner as it requires. In addition, a participant may, at any time during an Offering, suspend his or her payroll deductions by written notice to the Committee in such form and manner as it requires, provided the participant agrees not to participate in the first Offering (and not more than one Offering) concurrent with or immediately following the date of withdrawal. Such change shall be effective as of the first pay period thereafter by which the Company is able to process the change.

3.04 Possession of Contributions. All payroll deductions made pursuant to the Plan shall be held for a participant's benefit and on his or her behalf by the Company or any custodian selected by the Committee. Such payroll deductions shall constitute a participant's personal property notwithstanding that they may be commingled with the general assets of the Company or such custodian.

                     ARTICLE IV. OPTIONS TO ACQUIRE SHARES

4.01 Maximum Number of Shares. The number of shares of common stock, $0.01 par value per share, of the Company ("Shares") available for issuance under the Plan shall be 3,000,000 with respect to the ten (10) years following the adoption of the Plan and the total number of Shares purchasable under Offerings in any calendar year shall not exceed .075% of the Shares outstanding at the end of such calendar year. Any Shares that are not actually purchased under the Plan for any reason shall remain available for purchase hereunder. In the event the number of Shares to be purchased by participants during any Offering exceeds the number of Shares then available for issuance under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available in such uniform manner as it shall determine to be equitable. Any excess cash amounts remaining in a participant's Account as a consequence of the implementation of the provisions of this paragraph shall be returned to the participant, without interest, as soon as administratively feasible.

4.02 Offerings. The Company will offer Shares for purchase under the Plan ("Offering") for six-month periods beginning on January 1 and July 1 of each calendar year, commencing on January 1, 2004. The Company may make additional Offerings for different periods, provided that no Offering shall extend for more than 27 months.

4.03 Options. Each Offering shall constitute an option to purchase whole Shares at a price per Share equal to 85% of the lesser of (i) the fair market value of a Share on the first day of such Offering or (ii) the fair market value of a Share on the last day of such Offering. The fair market value of a Share on any date shall be its closing sale price reported by The New York Stock Exchange on which Shares are traded for such date or for the next earliest date on which Shares were traded.

4.04 Individual Limit on Options. In no event shall the fair market value of all shares purchased by an employee under the Plan or other plans qualifying under Section 423 of the Code exceed $25,000 (determined on the date of grant, which is the first day of an Offering) with respect to any calendar year.

4.05 Purchase of Shares. Unless a participant withdraws or becomes ineligible prior to the end of an Offering, the accumulated payroll deductions, and/or such alternative contributions as permitted by the Committee, deposited to his or her Account shall be automatically applied on the last day of the Offering to purchase whole Shares to the extent feasible in accordance with the Offering. Such purchase shall be treated as the exercise of an option represented by the Offering. Any amount remaining in a participant's Account after such purchase shall be applied to the next Offering. A participant is not entitled or permitted to make cash payments in lieu of payroll deductions to acquire Shares in an Offering. In no event shall any Shares be purchased pursuant to an Offering more than 27 months after the commencement of the Offering.

4.06 Source of Shares. Shares offered under the Plan may be authorized and issued Shares, authorized but unissued Shares or treasury Shares. Shares may be purchased directly from the Company or by the Custodian (as defined in Paragraph 5.02) pursuant to directions from the Committee. If the Custodian acquires Shares pursuant to an open market transaction, such purchase shall be made at the market price prevailing on the applicable exchange.

4.07 5% Owner Prohibition and Restriction. No employee shall be permitted to purchase Shares under the Plan, if immediately after such purchase, such employee would Beneficially Own more than 5% of the issued and outstanding Capital Stock of the Company, the terms "Beneficially Own" and "Capital Stock" having the meanings ascribed to them in the Company's Certificate of Incorporation. In addition, even if otherwise not deemed to Beneficially Own more than 5% of the Capital Stock of the Company under the Company's Certificate of Incorporation, no employee shall be permitted to purchase Shares under the Plan if, immediately after such purchase, such employee would possess stock having five percent (5%) or more of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, determined by applying the stock ownership rules of
        Section 424(d) of the Code.

4.08 Prohibition Against Assignment. A participant's right to purchase Shares under the Plan is exercisable only by the participant and may not be sold, pledged, assigned, surrendered or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, surrender or transfer such rights shall be void and shall automatically cause any purchase rights held by the participant to be terminated. In such event, the Committee may refund in cash, without interest, all contributions credited to a participant's Account.

4.09 Holding Period. Shares acquired under the Plan by any officer of the Company or any of its subsidiaries who is subject to Section 16 of the Exchange Act (or by any other participant the Committee so designates) shall be subject to a two (2) year holding period (or such shorter period as may be permitted under the Act or by the Board). Shares subject to such holding period may not be sold, pledged assigned, surrendered or transferred in any manner other than by will or the laws of descent and distribution, except that such Shares may be transferred by a participant to the participant's spouse, siblings, parents, children and grandchildren or to trusts for the benefit of such persons, or to partnerships, corporations, limited liability companies or other entities owned solely by the participant and/or such persons, including trusts, for such persons subject to the holding period restriction applicable to the participant. Any attempt to sell, pledge, assign, surrender or transfer Shares in violation of this Section 4.09 shall be null and void ab initio.

                              ARTICLE V. ACCOUNTS


5.01 Establishment of Accounts. The Committee shall cause to be maintained a separate account for each participant ("Account") to record the amount of payroll deductions with respect to each Offering, and the purchase price for and the number of Shares, credited to such participant. No interest or other earnings shall be credited to any contributions to an Account under the Plan.

5.02 Custody of Shares. The Committee shall select an administrator ("Custodian") which shall hold and act as custodian of Shares purchased pursuant to the Plan. Absent written instructions to the contrary from a participant, certificates for Shares purchased will not be issued by the Custodian to a participant.

5.03 Voting of Shares. A participant shall direct the Custodian as to how to vote the full Shares credited to his or her Account following the purchase of such Shares.

                     ARTICLE VI. DISBURSEMENTS FROM ACCOUNT


6.01 Withdrawal of Contributions. Upon a participant's withdrawal from any Offering, all or any designated portion of the contributions credited to the participant's Account with respect to such Offering shall be disbursed, without interest, to the participant.

6.02 Withdrawal of Shares. A participant may at any time withdraw all or any number of whole Shares credited to his or her Account under the Plan by directing the Custodian to cause his or her Shares to be (i) issued as certificates in his or her name (subject to the charges described in Section 7.02) or (ii) sold and the net proceeds (less applicable commissions and other charges) distributed in cash to the participant. A participant may also direct the Custodian to cause Shares to be transferred to another brokerage account of the participant, provided the Shares are held by the participant for at least two (2) years following the first day of the Offering pursuant to which the Shares were acquired.

6.03 Distribution Upon Termination. Upon termination of a person's participation in the Plan as a whole prior to the expiration of all Offerings thereunder, all contributions and Shares credited to a participant's Account shall be disbursed to, and as directed by, him or her in accordance with the Plan. All contributions credited to a participant's Account that have not been applied to the purchase of Shares shall be returned to him or her without interest. Shares credited to a participant's Account shall, in accordance with instructions to the Custodian from a participant and at his or her expense, be distributed in the same manner as permitted upon any withdrawal.

6.04 Failure to Provide Directions. If within ninety (90) days after a participant has withdrawn from the Plan a participant has not notified the Custodian of his or her instructions as set forth herein, the Committee shall direct the Custodian to issue Shares in the participant's name and deliver the same to the participant at his or her last known address.

6.05 Sale of Shares. If a participant elects to receive the proceeds from the sale of his or her Shares, the amount payable shall be determined by the Custodian on the date of sale, less any applicable commissions, fees and charges. The Custodian, acting on a participant's behalf, shall take such action as soon as practicable, but in no event later than five (5) business days after receipt of notification from the participant. The Company assumes no responsibility in connection with such transactions, and all commissions, fees or other charges arising in connection therewith shall be borne directly by the participant. The amount thus determined shall be paid in a lump sum to the participant.

6.06 Unpaid Leave of Absence. Unless a participant has voluntarily withdrawn his or her contributions from the Plan, Shares will be purchased with contributions to his or her Account on the last day of the Offering next following commencement of an unpaid leave of absence by such participant provided such leave does not constitute a termination of employment. The number of Shares to be purchased will be determined by applying to the purchase the amount of the participant's contributions made up to the commencement of such unpaid leave of absence. Upon the termination of a participant's unpaid leave of absence and the participant's return to work at the Company, payroll deductions and/or such alternative contributions as permitted by the Committee, shall resume at the rate in effect at the commencement of the unpaid leave of absence.

                             ARTICLE VII. EXPENSES

7.01 Expenses for Purchase of Shares. The Company shall pay brokerage commissions, fees and other charges, if any, incurred for purchases of Shares with payroll deductions made under the Plan.

7.02 Expenses to Sell or Transfer Shares. All brokerage commissions, fees or other charges in connection with any sale or other transfer of Shares shall be paid by the participant. In addition, any charges by the Custodian in connection with a participant's request to have certificates representing Shares registered in his or her name shall be paid by the participant.

7.03 Post-Termination Expenses. Upon a participant's termination of employment or withdrawal from the Plan for any other reason, all commissions, fees and other charges thereafter relating to the participant's Account will be the participant's responsibility.

               ARTICLE VIII. MERGERS AND OTHER SHARE ADJUSTMENTS


8.01 Mergers or Other Consolidations. In the event that the Company is a party to a sale of substantially all of its assets, a merger or consolidation, outstanding options to purchase Shares under the Plan shall be subject to the agreement of sale, merger or consolidation. Such agreement, without the consent of any participant, may provide for:

        (a) the continuation of such outstanding options by the Company (if the Company is the surviving corporation);

        (b) the assumption of the Plan and such outstanding options by the surviving corporation or its parent;

        (c) the substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding options, including the substitution of shares of common stock of the surviving corporation with such appropriate adjustments so as not to enlarge or diminish the rights of participants;

        (d) the cancellation of such outstanding options without payment of any consideration other than the return of contributions credited to participants' Accounts, without interest; or

        (e) the shortening of the Offering Period and any Offering then in progress by setting a new last day of the Offering (the "New Purchase Date"). The New Purchase Date shall be before the date of the proposed sale, merger or consolidation. Each participant will be notified in writing that the last day of the Offering has been changed to the New Purchase Date and that the applicable number of Shares will be purchased automatically on the New Purchase Date, unless prior to such date the participant has withdrawn from the Plan as provided in Paragraph 6.01.

8.02 Adjustments to Shares or Options. In the event of a subdivision of the outstanding common stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the fair market value of the Shares, a combination or consolidation of the outstanding Shares into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board shall make appropriate adjustments so as not to enlarge or diminish the rights of participants, in one or more of (i) the number of Shares available for purchase under the Plan, (ii) the number of Shares subject to purchase under outstanding options, or (iii) the purchase price per Share under each outstanding option.

                     ARTICLE IX. AMENDMENT AND TERMINATION

9.01 Authority. The Board may at any time terminate or amend the Plan in any respect, including, but not limited to, terminating the Plan prior to the end of an Offering Period or reducing the term of an Offering Period; provided, however, that the number of Shares subject to purchase under the Plan shall not be increased without approval of the Company's stockholders.

9.02 Termination of the Plan. This Plan shall terminate at the earliest to occur of:

        (a)  the tenth anniversary following shareholder approval of the Plan;

        (b) the date the Board acts to terminate the Plan in accordance with Paragraph 9.01; and

        (c) the date when the total number of Shares of Company common stock to be offered under this Plan, as set forth in Paragraph 4.01, have been purchased.

9.03 Distributions on Plan Termination. Upon termination of the Plan at the end of an Offering Period, Shares shall be issued to participants, and cash, if any, remaining in the Accounts of the participants, shall be refunded to them. Upon termination of the Plan prior to the end of an Offering Period, all amounts not previously applied to the purchase of Shares shall be distributed to the participants, as if the Plan had terminated at the end of an Offering Period.

9.04 Effect on Custodian. No amendments to the Plan which affects the responsibilities or duties of the Custodian shall be effective without the agreement and approval of the Custodian.

                            ARTICLE X. MISCELLANEOUS


10.01 Joint Ownership. Shares may be registered in the name of the participant, or, if he or she so designates, in his or her name jointly with his or her spouse, with a right of survivorship.

10.02 No Employment Rights. The Plan shall not be deemed to constitute a contract of employment between the Company and any participant, nor shall it interfere with the right of the Company to terminate a participant and treat a participant without regard to the effect which such treatment might have upon the participant under the Plan.

10.03 Tax Withholding. The Company shall withhold from amounts to be paid to a participant as wages, any applicable Federal, state or local withholding or other taxes which it is from time to time required by law to withhold.

10.04 Compliance with Laws. The Company may direct the Custodian to delay the issuance of any certificate in the name of any person or the delivery of Shares to any person if it determines that listing, registration or qualification of such Shares upon any national securities market or exchange or under any law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

10.05 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware and without regard to the conflict of laws principles of such state.

                                                                      EXHIBIT C

                                WELLCHOICE, INC.
                            AUDIT COMMITTEE CHARTER

                                    PURPOSE


   The primary objective of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in discharging its oversight responsibilities with respect to the Company's financial reporting and internal control obligations, including by monitoring the integrity of: (1) the financial reports and other financial information provided by the Company to governmental and regulatory bodies, shareholders, the public or other users thereof; (2) the Company's systems of internal accounting and financial controls; (3) the annual independent audit of the Company's financial statements; and (4) the Company's internal systems for assessing and controlling for various risks, including the Company's legal compliance and ethics programs.

   The Audit Committee shall encourage open, ongoing communication among the independent auditor, financial and senior management, internal audit department and the Board concerning the Company's financial position and affairs. The outside auditor is accountable to the Board and shall be directly accountable to the Committee.

                                   MEMBERSHIP

   The Committee shall be comprised of no fewer than three members, and the Committee's composition shall satisfy the requirements for audit committee membership set forth in the Sarbanes-Oxley Act of 2002, any related SEC regulations, the Listing Rules of the New York Stock Exchange (the "NYSE"), and such other requirements as shall be provided in the Company's By-Laws or as the Board shall otherwise determine.

   The members of the Committee and the Committee Chairman shall be appointed, and may be replaced, by the Board upon consideration of the recommendations of the Committee on Director Affairs. Ordinarily, changes in Committee composition and leadership shall be considered at the annual organizational meeting of the Board. However, the Board reserves the authority to make changes to Committee composition and leadership at any time. Committee members and the Chairman shall serve until they are replaced, they resign or their successors are duly elected and qualified.

                                    MEETINGS


   The Committee shall meet as often as may be deemed necessary or appropriate, but no fewer than four times annually. The Committee may ask members of management or the outside auditor or others (including the Company's legal counsel, investment bankers or financial analysts) to attend meetings or to provide relevant information.

   As part of its duties to foster open communication and to discharge its oversight role, the Committee shall meet at least annually and more often as warranted with the Chief Financial Officer, the Vice President, Auditing and the outside auditor in separate executive sessions to discuss any matter that the Committee, the Chief Financial Officer, the Vice President, Auditing or the outside auditor believes should be discussed privately. The Audit Committee shall meet annually with the Chief Financial Officer, the Vice President, Auditing and/or the audit committee of major subsidiary companies (as designated by the Audit Committee) regarding their systems of internal controls, results of audits, and accuracy of financial reporting. In addition, the Committee or its Chairman shall meet with the outside auditor and the Chief Financial Officer quarterly to review the Company's financial statements prior to releasing any financial statements or comparable information to the public (including any earnings releases).

   The Audit Committee shall maintain a high degree of independence both in establishing its agenda and in directly accessing various members of management (including subsidiary management).

                        KEY RESPONSIBILITIES AND DUTIES


   The Board and the Audit Committee recognize that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements. Additionally, the Board and the Committee recognize that financial management (including the internal audit staff) and the outside auditor has more time, knowledge and detailed information on the Company than do Committee members. Consequently, in carrying out oversight activities on behalf of the Board, the Committee is not providing any expert or special assurance, or professional certification, as to the Company's financial statements or the outside auditor's work.

   The Committee shall be responsible for matters related to the Board's oversight of the Company's financial reporting process and system of internal controls, and the audit efforts of the Corporation's independent auditor and internal auditing department (as detailed above). To fulfill its responsibilities, the Committee shall:

     1. Bear direct responsibility for the appointment or ratification for shareholder approval, terms of appointment (including compensation), evaluation, oversight and where appropriate, the dismissal, of the outside auditor and of any firm to whom internal audit functions are outsourced. The outside auditor shall report directly to the Committee. The Committee shall be responsible for resolving any disagreements between management and the outside auditor regarding financial reporting.

     2. Provide an open avenue of communication among and between the outside auditor, the internal audit staff, members of the financial management team, the Committee and the Board.

     3. Pre-approve all auditing services to be provided by the Company's outside auditor and any firm to whom internal auditing functions are outsourced. The Committee may delegate the authority to grant pre-approvals to one or more members of the Committee, whose decisions shall be presented to the full Committee at its scheduled meetings. Approvals of permitted non-audit services by the Company's independent auditor must be disclosed in the Company's periodic public filings.

     4. Review and discuss with the outside auditor, internal auditor and the Chief Financial Officer the audit scope and plan of the outside auditor, and the coordination of audit efforts, in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     5. Review and discuss with the Chief Financial Officer, the internal auditor and the outside auditor the quality and adequacy of the Company's internal controls, including any significant deficiencies and material weaknesses in the design or operation of internal controls.

     6. Review and discuss with the Chief Financial Officer, the internal auditor and the outside auditor: (a) significant findings during the year, including the status of previous audit recommendations; (b) any audit problems or difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; (c) any changes required in the planned scope of the audit plan; and (d) the audit budget and staffing.

     7. Review and discuss with the Chief Financial Officer, the internal auditor and the outside auditor their views on significant risks or exposures and the steps management has taken to minimize such risks, including an assessment of such steps. Review with the Chief Financial Officer, the internal auditor and the outside auditor the adequacy of the Company's underlying policies with respect to risk assessment and risk management. Review and discuss with the Vice President, Auditing the Annual Internal Audit Plan.

     8. Establish, maintain and regularly review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential and/or anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

     9. Review and discuss with the Chief Financial Officer, the internal auditor and the outside auditor significant financial reporting issues, including judgments made in preparing the Company's financial statements and accounting policies that may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and any accounting and financial reporting proposals that may have a significant impact on the Company's financial results and related reports. Inquire as to the outside auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices. Inquire as to the effect of critical accounting policies, alternative assumptions, estimates or GAAP methods on the Company's financial statements. Review any other material written communication between the outside auditor and management.

     10. Review and discuss with the Chief Financial Officer, the development and selection of the critical accounting policies and estimates and disclosure regarding these policies and estimates to be included in the Management's Discussion and Analysis section of the annual report, registration statement, proxy or information statement.

     11. Review and discuss with the Chief Financial Officer, the internal auditor and the outside auditor any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company.

     12. Review and discuss with the Chief Financial Officer, the internal auditor and the outside auditor, and approve any transactions or courses of dealing with parties related to the Company (for example, including significant shareholders, Directors, corporate officers or other members of senior management or their family members) that are significant in size or otherwise material or out of the ordinary (for example, involving terms or conditions that differ from those that would likely be negotiated with independent parties).

     13. Review and discuss with the Chief Financial Officer, the internal auditor and the outside auditor the annual audited financial statements (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including disclosures made in Management's Discussion and Analysis, and based on that review, recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

     14. Review and discuss with the outside auditor the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication With Audit Committees), as such standards may be amended and supplemented by the American Institute of Certified Public Accountants ("SAS No. 61"), relating to the conduct of the audit, including the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting. Inquire as to bases for the outside auditor's independent judgments about the quality, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

     15. Review and discuss with the Chief Financial Officer and the outside auditors the Company's interim financial results to be included in the Company's quarterly reports, including the matters required to be discussed by SAS No. 61. This review shall occur prior to the filing of the Form 10-Q or any related earnings release. The Committee may delegate this responsibility to the Committee Chairman.

     16. Review and discuss with management, including the Chief Financial Officer, all earnings press releases, as well as financial information and earning guidance provided to analysts and rating agencies, before such information is released. Inquire as to the use of "pro forma" or "adjusted" non-GAAP information.

     17. On an annual basis, obtain from the outside auditor a formal written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard No. 1; actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor; and take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

     18. Prepare a report to be included in the Company's annual proxy statement stating whether or not the Committee: (a) has reviewed and discussed the audited financial statements with management; (b) has discussed with the outside auditors the matters required to be discussed by SAS No. 61;

          (c) has received the written disclosure and letter from the outside accountants (delineating all relationships they have with the Company) and has discussed with them their independence; and
          (d) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     19. Remain informed regarding the Compensation Committee's recommendations or actions with respect to the appointment, replacement, reassignment, resignation or dismissal of the Chief Financial Officer, the Controller, the Chief Legal Officer, the Vice President, Auditing and members of the senior internal audit staff.

     20. Review and discuss with the outside auditor its view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business.

     21. Conduct a periodic review of the Company's Code of Conduct and Ethics, including provisions applicable to the Chief Financial Officer, Vice President, Auditing and Controller or principal accounting officer, and recommend changes as necessary.

     22. Review periodically with the Chief Legal Officer legal and regulatory matters that may have a material impact on the Company's financial statements, including compliance policies and programs.

     23. Review periodically with the outside auditor, the Chief Financial Officer and the Chief Legal Officer the results of the monitoring of compliance with the Company's Code of Conduct and Ethics and any other Company compliance policies and programs.

     24. Annually review Committee performance (including its effectiveness and compliance with the Charter) and the adequacy of this Charter, and recommend any proposed changes to the Board for approval.

     25.  Regularly report on Committee activities and findings to the Board.

   The responsibilities and duties set forth above are meant to serve as a guide, with the understanding that the Committee may diverge from the specific duties enumerated as necessary or appropriate given the circumstances.

                              COMMITTEE AUTHORITY

   The Committee shall undertake any other action or exercise such other powers, authority and responsibilities as necessary or appropriate to the discharge of the responsibilities and duties set forth in this Charter or
Section 3.17 of the By-Laws, or otherwise required by the Listing Rules of the NYSE or other applicable laws, rules or regulations, or as shall otherwise be determined by the Board.

   In discharging its responsibilities and duties, the Committee is empowered to investigate any matter brought to its attention that it determines to be within the scope of its authority with full access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel, auditors, accountants or other consultants or experts for this purpose, or to advise the Committee, and shall receive funding from the Company to engage such advisors.

   The Committee shall have the sole authority to retain (and terminate), set retention terms and approve the fees of, the outside auditor and any consultant or other advisor (including but not limited to legal counsel or accounting advisors) it seeks to provide such advice as the Committee shall deem necessary to the discharge of its responsibilities and duties.

   The Committee may delegate authority to individuals or subcommittees when it deems appropriate. However, in delegating authority it shall not absolve itself from the responsibilities it bears under the terms of this Charter.

                                WELLCHOICE, INC.

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF WELLCHOICE, INC.

         The undersigned common stockholder of WellChoice, Inc. (the "Company") hereby appoints each of Michael A. Stocker, M.D., John W. Remshard and Linda V. Tiano, and each of them with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company to be held at The Grand Hyatt New York, Park Avenue at East 42nd Street, New York, New York 10017 on Wednesday, June 18, 2003 at 10:00 a.m., local time, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement relating thereto dated April 25, 2003, a copy of which has been received by the undersigned.

         This Proxy will be voted in accordance with your indicated directions on proposals 1, 2, 3 and 4 set forth in the Notice of Annual Meeting and in the discretion of the proxies with respect to all other matters which may properly come before the Annual Meeting and any adjournments thereof. If no direction is made, this Proxy will be voted FOR proposals 1, 2, 3 and 4.

         The undersigned hereby revokes any other proxies to vote at the Annual Meeting and hereby ratifies and confirms all that said proxies, and each of them, may lawfully do by virtue hereof.

             IMPORTANT: SIGNATURE AND DATE REQUIRED ON REVERSE SIDE



                       ANNUAL MEETING OF STOCKHOLDERS OF

                                WELLCHOICE, INC.

                                 June 18, 2003





                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.



              |                                                  |
              v Please detach and mail in the envelope provided. v

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
----------------------------------------------------------------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.
   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
----------------------------------------------------------------------------------------------------------------------------------
1. TO ELECT FIVE CLASS I DIRECTORS TO SERVE UNTIL               |                                           FOR  AGAINST  ABSTAIN
       THE 2006 ANNUAL MEETING OF STOCKHOLDERS                  | 2. APPROVAL OF THE WELLCHOICE, INC. 2003  [ ]    [ ]      [ ]
                                                                |    OMNIBUS INCENTIVE PLAN
                                    NOMINEES                    |
   [ ] FOR ALL NOMINEES             O Michael A. Stocker, M.D.  | 3. APPROVAL OF THE WELLCHOICE, INC. 2003  [ ]    [ ]      [ ]
                                    O Robert R. McMillan        |    EMPLOYEE STOCK PURCHASE PLAN
   [ ] WITHHOLD AUTHORITY           O John E. Zuccotti          |
       FOR ALL NOMINEES             O Peter Hutchings           | 4. RATIFICATION OF THE REAPPOINTMENT OF   [ ]    [ ]      [ ]
                                    O Susan L. Malley           |    ERNST & YOUNG LLP AS THE COMPANY'S
   [ ] FOR ALL EXCEPT                                           |    INDEPENDENT AUDITORS FOR THE FISCAL
       (See instructions below)                                 |    YEAR ENDING DECEMBER 31, 2003
                                                                |
                                                                | IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE ARE
INSTRUCTION: To withhold authority to vote for any individual   | AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR OWN JUDGMENT ON SUCH
             nominee(s), mark "FOR ALL EXCEPT" and fill in      | OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
             the circle next to each nominee you wish to        |
             withhold, as shown here: O                         |
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                                                                |
                                                                |
                                                                |
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To change the address on your account, please check the box     |
at right and indicate your new address space above. Please  [ ] |
note that changes to the registered name(s) on the account      |
may not be submitted via this method.                           |
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Signature of Stockholder_____________________ Date:_____________ Signature of Stockholder_____________________ Date:_____________

     Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign.
           When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.
           If signer is a partnership, please sign in partnership name by authorized person.